UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
LHC GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name(s) of Person(s) Filing Proxy Statement, If other than the Registrant)
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LHC GROUP, INC.
901 Hugh Wallis Road South
Lafayette, Louisiana 70508
To Our Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of LHC Group, Inc. to be held on Thursday, June 10, 2021, at 10:00 a.m. (Central time), at our principal executive offices located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.
As part of our precautions regarding COVID-19, we are planning for the possibility that the 2021 Annual Meeting may be held by means of remote communication only (i.e., a virtual meeting). If we take this step and hold only a virtual meeting, or if the time, date, or place of the Annual Meeting will be changing, we will announce the decision to do so in advance of the Annual Meeting, and details on how to participate will be available on our website at http://investor.lhcgroup.com.
In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement and our 2020 Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2020 Annual Report to Stockholders, and a form of proxy card.
Regardless of whether you plan to attend the Annual Meeting in person, I urge you to submit your proxy as soon as possible to assure your representation at the Annual Meeting. For your convenience, you can submit proxy and voting instructions in any one of the following ways:
•    Via the Internet. You may submit your proxy and voting instructions via the Internet by following the instructions provided on your proxy card;
•    By Telephone. You may submit your proxy and voting instructions by calling the toll-free number found on your proxy card; or
•    By Mail. You may submit your proxy and voting instructions by completing, dating, and signing the enclosed proxy card and returning it promptly in the envelope provided.

Even if you submit your proxy, if you attend the Annual Meeting, you may withdraw your proxy and vote your shares of our common stock in person.
We look forward to seeing you at the Annual Meeting.

Sincerely,
Keith G. Myers
Chief Executive Officer
April 27, 2021

YOUR VOTE IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS BY INTERNET, TELEPHONE OR SIGNING AND DATING THE ENCLOSED PROXY CARD, OR COMPLETING, SIGNING, AND DATING THE VOTING INSTRUCTION FORM, AS APPLICABLE, AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

LHC GROUP, INC.
901 Hugh Wallis Road South, Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 10, 2021
To the Stockholders of LHC Group, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of LHC Group, Inc. will be held at our principal executive offices located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508, on Thursday, June 10, 2021, at 10:00 a.m. (Central time), for the following purposes:
1.    to elect the three Class I director nominees, who are named in the accompanying Proxy Statement, nominated by our Board of Directors to serve for a term of three years and until their successors are elected and qualified;
2.    to adopt, on an advisory basis, a resolution approving the compensation of our named executive officers;
3.    to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
4.    to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As part of our precautions regarding COVID-19, we are planning for the possibility that the 2021 Annual Meeting may be held by means of remote communication only (i.e., a virtual meeting). If we take this step and hold only a virtual meeting, or if the time, date, or place of the Annual Meeting will be changing, we will announce the decision to do so in advance of the Annual Meeting, and details on how to participate will be available on our website at http://investor.lhcgroup.com.
Only stockholders of record at the close of business on April 13, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.
Our Board of Directors unanimously recommends stockholders vote (1) FOR the election of the three Class I director nominees, who are named in the accompanying Proxy Statement, (2) FOR the adoption, on an advisory basis, of the resolution approving the compensation of our named executive officers, and (3) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Our stockholders are cordially invited to attend the Annual Meeting in person. For directions to our headquarters, please contact us at (800) 489-1307.

By Order of the Board of Directors

Keith G. Myers
Chief Executive Officer
April 27, 2021

YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE BY INTERNET, TELEPHONE, OR SIGNING AND DATING THE ENCLOSED PROXY CARD, OR COMPLETING, SIGNING, AND DATING THE VOTING INSTRUCTION FORM, AS APPLICABLE, AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
2021 Annual Meeting of Stockholders Information

Date and Time:	Thursday, June 10, 2021 at 10:00 a.m. Central time
Place:	901 Hugh Wallis Road South, Lafayette, Louisiana 70508 (LHC’s principal executive offices)
Record Date:	April 13, 2021
Voting Rights:	Stockholders of record as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals properly presented at the meeting.

As part of our precautions regarding COVID-19, we are planning for the possibility that the 2021 Annual Meeting may be held by means of remote communication only (i.e., a virtual meeting). If we take this step and hold only a virtual meeting, or if the time, date, or place of the Annual Meeting will be changing, we will announce the decision to do so in advance of the Annual Meeting, and details on how to participate will be available on our website at http://investor.lhcgroup.com.
Company Overview - Highlights of 2020 Performance and Executive Compensation
•We provide post-acute health care services to patients through our home health agencies, hospice agencies, home and community-based services agencies, facility-based services (primarily long-term acute hospitals), and healthcare innovations services ("HCI"). As of December 31, 2020, we operated 827 locations in 35 states within the continental United States and the District of Columbia. Our objective is to be the leading provider of in-home healthcare services in the United States, while also providing a complementary suite of other post-acute healthcare service offerings through our facility-based and HCI segments.
•Net service revenue decreased 0.8% to $2.06 billion for 2020 compared with $2.08 billion for 2019. The decrease in net service revenue in 2020 as compared to 2019 was due to several factors: negative impacts associated with COVID-19 and the 4.3% behavioral adjustment associated with the implementation of the Patient Driven Groupings Model. These factors were offset by the suspension of the 2% sequestration payment adjustment for Medicare claims and waiver of site-neutral payments for LTACH Medicare claims admitted during the public health emergency.
•Net income grew 16.6% to $111.6 million for 2020 compared with $95.7 million for 2019.
•Grants of long-term equity incentives to our executive officers in 2020 were made at target levels, which was based on the company meeting or exceeding performance expectations relating to key financial and qualitative performance metrics in 2019, including earnings per share and return on equity.

Voting Matters and Board Recommendations

Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR all nominees	30
2. Advisory Vote to Approve Named Executive Officer Compensation	FOR	43
3. Ratification of Independent Registered Public Accounting Firm	FOR	44

Our Director Nominees
The table below sets forth information about our director nominees, each of which is an incumbent member of our Board of Directors (the “Board” or the “Board of Directors”), including their ages, length of service on our Board, relevant experience and current Board committee memberships. The five standing committees of the Board are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Clinical Quality Committee, and Corporate Development Committee. The Board has determined that all of the three nominees are independent directors under the Nasdaq listing requirements and our Governance Principles.

Director	Age	Director Since	Experience	Board Committees
Keith G. Myers	62	1994	Co-founder of the company and has served as our Chairman of the Board and Chief Executive Officer (or similar positions in our predecessors) since 1994.
Ronald T. Nixon	65	2001	Founding principle of The Catalyst Group, which manages investment companies and private equity funds.	Nominating and Corporate Governance Corporate Development
W. Earl Reed, III	69	2018	President and Chief Executive Officer of Springstone, LLC, which is a private equity sponsored owner operator of psychiatric hospitals. Served as a member of the Almost Family Board of Directors from 2000 through the merger.	Audit Clinical Quality Corporate Development
 Our Corporate Governance Facts

Size of Board	10*
Number of Independent Directors	9*
Percentage of Female Directors	20%
Audit, Compensation and Nominating and Corporate Governance Board Committees Consist Entirely of Independent Directors	Yes
All Directors Attended at least 75% of Meetings Held in 2020	Yes
Independent Lead Director	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Stock Ownership Requirements for Directors	Yes
Anti-Hedging and Anti-Pledging Policies for Directors, Executive Officers, and Employees	Yes
Corporate Governance Guidelines and Code of Conduct Available on Corporate Website	Yes
Poison Pill	No
*W.J. "Billy" Tauzin will retire from the Board of Directors effective upon the adjournment of the 2021 Annual Meeting. Following the 2021 Annual Meeting, the size of the Board will be nine members, with eight independent directors.
Additional Executive Compensation Governance Facts

Annual Advisory Approval of Executive Compensation	Yes
Stock Ownership Requirements for Executive Officers	Yes
Stock Ownership Requirement for CEO, as a Multiple Of Base Salary	5x
Retention Requirements for Equity Awards (Until Stock Ownership Requirements are Met)	Yes
Clawback Policy	Yes
Double-Trigger for Change of Control Benefits	Yes
Excise Tax Gross-Ups for Change of Control Benefits	No

LHC GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 10, 2021
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING,
AND VOTING
Why am I receiving these proxy materials?
Our Board of Directors is soliciting your proxy to vote your shares of our common stock at the 2021 Annual Meeting of Stockholders because you owned shares of our common stock at the close of business on April 13, 2021, the record date for the Annual Meeting, and are therefore entitled to vote at the Annual Meeting. A Notice of Internet Availability of Proxy Materials, along with a proxy card, is being mailed on or about April 30, 2021, to stockholders of record as of April 13, 2021. We have made the Proxy Statement and the 2020 Annual Report available to you on the Internet at the following address: http://investor.lhcgroup.com/FinancialDocs and www.proxyvote.com. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the 2021 Annual Meeting. You do not need to attend the Annual Meeting in person to vote your shares of our common stock.
What is a proxy?
A proxy is your legal designation of another person to vote your shares of our common stock. The written documents providing notice of the Annual Meeting and describing the matters to be considered and voted on are called a “Notice” and a “Proxy Statement,” respectively. The document used to designate a proxy to vote, and to provide voting instructions on how to vote, your shares of our common stock at the Annual Meeting is called a “proxy card.” Collectively, the Notice, Proxy Statement, and proxy card are called the “proxy materials.” Our Board of Directors has designated two of our officers, Keith G. Myers and Joshua L. Proffitt, to act as proxies for the Annual Meeting for any stockholder of record as of April 13, 2021 returning a signed and dated proxy card.
When and where will the Annual Meeting be held?
The Annual Meeting will be held at 10:00 a.m. (Central time), on Thursday, June 10, 2021, at our principal executive offices located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508. As part of our precautions regarding COVID-19, we are planning for the possibility that the 2021 Annual Meeting may be held by means of remote communication only (i.e., a virtual meeting). If we take this step and hold only a virtual meeting, or if the time, date, or place of the Annual Meeting will be changing, we will announce the decision to do so in advance of the Annual Meeting, and details on how to participate will be available on our website at http://investor.lhcgroup.com.
Who is soliciting my proxy?
Our Board of Directors is soliciting your proxy to vote your shares of our common stock on all matters properly coming before the 2021 Annual Meeting of Stockholders, whether or not you attend in person. By submitting your proxy and voting instructions via the Internet or by telephone, or by dating, signing, and returning a proxy card, you are authorizing the proxy holders to vote your shares of our common stock at the Annual Meeting as you have instructed, if applicable.

On what matters will I be voting?
At the Annual Meeting, our stockholders will be asked to vote on the following matters:
1. the election of the three Class I director nominees, who are named in this Proxy Statement, nominated by our Board of Directors to serve for a term of three years and until their successors are elected and qualified;
2. the adoption, on an advisory basis, of a resolution approving the compensation of our named executive officers, as described in this Proxy Statement; and
3. the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Our stockholders will also be asked to consider any other business that properly comes before the Annual Meeting. We do not expect any matters to be presented for action at the Annual Meeting other than the items described in this Proxy Statement. For more information, see “Could other matters be considered and voted upon at the Annual Meeting?” below.
How does the Board of Directors recommend that I cast my vote?
Our Board of Directors unanimously recommends that you vote:
•FOR the election of the three Class I director nominees;
•FOR the adoption, on an advisory basis, of the resolution approving the compensation of our named executive officers; and
•FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
We do not expect any matters to be presented for action at the Annual Meeting other than the items described in this Proxy Statement. However, by submitting your proxy and voting instructions via the Internet or by telephone, or by dating, signing, and returning a proxy card, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and such persons intend to vote on any such other matter in accordance with their discretion.
How many votes may I cast?
You have one vote for every share of our common stock that you owned on April 13, 2021, the record date for the Annual Meeting.
How many shares of common stock are eligible to be voted?
As of the record date for the Annual Meeting, we had 31,663,011 shares of our common stock outstanding, each of which entitles the holder to one vote.
How many shares of common stock must be present to hold the Annual Meeting?
Our bylaws provide that the presence at the Annual Meeting, whether in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote in the election of directors constitutes a quorum necessary to properly convene a meeting of our stockholders. The inspector of elections will determine whether a quorum exists. Abstentions will be treated as shares present for quorum purposes, but broker non-votes will not be counted as present for purposes of a quorum, since brokers are not entitled to vote in the election of directors without instructions from the beneficial owner. For more information, see “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?” below.

How do I vote?
Stockholder of Record
If, as of April 13, 2021, your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by us.
If you are a stockholder of record as of April 13, 2021, there are four ways to ensure your shares of our common stock are represented and voted at the Annual Meeting:
•    Via the Internet. You may submit your proxy and voting instructions via the Internet by following the instructions provided on your proxy card;
•    By Telephone. You may submit your proxy and voting instructions by calling the toll-free number found on your proxy card;
•    By Mail. You may submit your proxy and voting instructions by completing, dating, and signing the enclosed proxy card and returning it promptly in the envelope provided; or
•    In Person. You may vote your shares of our common stock in person at the Annual Meeting. If you desire to vote your shares of our common stock in person at the Annual Meeting, please request, complete, and deliver to the proxies a ballot prior to the time that ballots are collected at the Annual Meeting.
Only the latest dated proxy received from you, whether via the Internet, by telephone, or by mail, will be used by the proxies to vote your shares at the Annual Meeting. If you submit your proxy and voting instructions via the Internet or by telephone, please do not mail your proxy card.
Beneficial Owner of Shares Held in Street Name
If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee, or other nominee that is considered the holder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or other nominee on how to vote your shares of our common stock via the Internet or by telephone if the bank, broker, trustee, or other nominee offers these options or by completing, signing, and returning a voting instruction form that your bank, broker, trustee, or other nominee provides. Your bank, broker, trustee, or other nominee will send you instructions for submitting your voting instructions for your shares of our common stock. You may also vote your shares of our common stock in person at the Annual Meeting if you obtain a proxy from your bank, broker, trustee, or other nominee and present it to the inspectors of election with your ballot when you vote your shares at the Annual Meeting. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?” below.
What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?
If you properly complete, date, sign, and return a proxy card, your shares of our common stock will be voted as you specify. If you are a stockholder of record as of April 13, 2021, and you date, sign, and return but do not provide voting instructions on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board of Directors, as provided above.
If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee, or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which your holder of record does not have discretionary authority to vote. If a proposal is determined to be discretionary, your bank, broker, trustee, or other nominee is permitted under the applicable rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker, trustee, or other nominee is not permitted under the applicable rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a non-discretionary proposal because it has not received voting instructions from the beneficial owner.

Under applicable rules, the proposal relating to the ratification of the selection of our independent registered public accounting firm is a discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee, or other nominee holding shares for you, your shares may be voted by your bank, broker, trustee, or other nominee with respect to the ratification of the selection of our independent registered public accounting firm.

Under applicable rules, the proposals relating to the election of the director nominees and the compensation of our named executive officers are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee, or other nominee holding shares for you, your shares will not be voted by your bank, broker, trustee, or other nominee with respect to the election of the three Class I director nominees, or on the approval, on an advisory basis, of the compensation of our named executive officers. Without your voting instructions on these matters, a broker non-vote will occur with respect to your shares.
Shares subject to broker non-votes will not be included in calculating the number of votes necessary for approval of such matter nor will such shares be considered present at the Annual Meeting for purposes of determining the existence of a quorum.
What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this Proxy Statement?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1: Election of the three Class I director nominees	For all nominees, withhold vote for all nominees, or for all nominees except for nominees indicated	Plurality of votes cast	No effect	No effect
No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against, or abstain	Affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the proposal	Treated as votes against	No effect
No. 3: Ratification of the selection of our independent registered public accounting firm	For, against, or abstain	Affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the proposal	Treated as votes against	N/A

Can I revoke or change my voting instructions after I deliver my proxy?
Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock by: (1) notice in writing to our Corporate Secretary, (2) our timely receipt of another proxy from you with a later date, or (3) voting in person at the Annual Meeting. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.
How will votes be counted?
An inspector of elections will be appointed to, among other things, determine the number of shares of our common stock outstanding on the record date, determine the number of shares of our common stock represented at the Annual Meeting, determine the existence of a quorum and the authenticity, validity, and effect of proxies, receive votes of ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, and determine the results of the matters considered at the Annual Meeting.
Who pays for soliciting proxies?
We pay all expenses of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, arrangements have been made for brokers, banks, trustees, and other nominees to send proxy materials to the beneficial owners, and we will reimburse them for their reasonable expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, e-mail, personal interview, or other means.
Could other matters be considered and voted upon at the Annual Meeting?
Our Board of Directors does not expect to bring any other matter before the Annual Meeting, and it is not aware of any other matter that may be considered at the Annual Meeting. In addition, pursuant to our bylaws, the time has elapsed for any stockholder to properly bring a matter before the Annual Meeting. However, if any other matter does properly come before the Annual Meeting, the proxy holders will vote the proxies in their discretion.

What happens if the Annual Meeting is postponed or adjourned?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote your shares at a postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.
Do I need identification to attend the Annual Meeting in person?
Yes, please bring proper identification. If you are a beneficial owner, please also bring acceptable proof of ownership, such as a letter from your broker, bank, trustee, or other nominee or an account statement showing that you beneficially owned shares of our common stock on the record date.
How can stockholders present proposals and director nominations for our 2022 Annual Meeting?
If an eligible stockholder desires to have a proposal formally considered at our 2022 Annual Meeting of Stockholders and included in our 2022 Proxy Statement, we must receive the proposal in writing at our principal executive offices by December 31, 2021, and the proposal must comply with applicable rules of the Securities and Exchange Commission (“SEC”).
If an eligible stockholder desires to make a proposal, but does not wish to have it included in our Proxy Statement, or desires to submit a director nomination for consideration at our 2022 Annual Meeting of Stockholders and inclusion in our 2022 Proxy Statement, we must receive the proposal in writing, directed to our Corporate Secretary at our principal executive offices no earlier than January 30, 2022 and no later than March 1, 2022. If the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or after June 10, 2022 (the anniversary date of the 2021 Annual Meeting of Stockholders), to be timely, the stockholder must deliver notice no later than the close of business on the later of 90 days prior to the 2022 Annual Meeting of Stockholders or 10 days following the day on which the company first makes public announcement of the date of the 2022 Annual Meeting of Stockholders. See the section titled “The Board of Directors and Corporate Governance – Director Nominee Evaluation Process” for additional information about stockholder nominations. All stockholder proposals and director nominations must comply with the requirements of our bylaws. The requirements of our bylaws are separate from and in addition to the applicable rules of the SEC that a stockholder must meet in order to have a stockholder proposal or a director nomination included in our Proxy Statement.
The address of our principal executive offices to which proposals and nominations should be directed is 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 10, 2021.

This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2020 are available at http://investor.lhcgroup.com/annuals.cfm.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of Directors
Our Board of Directors has reviewed the independence of each of our directors in light of the definition of “independent director” in the applicable listing standards of the Nasdaq Stock Market, LLC (“NASDAQ”). As a result of this review, we affirmatively determined that all of our directors are independent, with the exception of Keith G. Myers, our Chief Executive Officer.
Board Leadership Structure; Succession Planning
Our Board of Directors currently combines the role of Chairman of the Board with the role of Chief Executive Officer. We have also established a Lead Director position held by an independent director to further strengthen our governance structure. We believe this structure provides an efficient and effective leadership model for the company. Combining the Chairman of the Board and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy, while appointing a Lead Director ensures that an independent director serves in a board leadership position, allowing our independent directors to effectively oversee company management and key issues related to strategy, risk, and integrity. To further assure effective independent oversight, we have adopted a number of governance practices, including:
•    executive sessions of our independent directors after every board meeting, and
•    annual performance evaluations of the Chairman of the Board and Chief Executive Officer by our independent directors.
Congressman Tauzin has served as our Lead Director since January 2005 and will retire from the board effective at the Annual Meeting. Mr. Clifford S. Holtz, who joined the board in 2018, will become the company's lead independent director following the Annual Meeting. The Lead Director’s duties include preparing and reviewing agendas and minutes of committee meetings and pertinent board issues and presiding at regularly scheduled executive sessions and other meetings of our independent directors.
We recognize that no single leadership model is right for all companies and that, depending on the circumstances, other leadership models, such as one providing for a separate independent Chairman of the Board, might be appropriate. Accordingly, our Board of Directors periodically reviews our leadership structure. Based on that review, our Board of Directors believes that our leadership model best serves the company and its stockholders.
A key responsibility of the Chief Executive Officer and our Board of Directors is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in the company. Each year, succession-planning reviews are held at every significant organizational level of the company. During this review, the Chief Executive Officer and the members of the Nominating and Corporate Governance Committee discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which the company makes ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.
In addition, the Chief Executive Officer maintains in place at all times, and reviews with the Nominating and Corporate Governance Committee periodically, a confidential plan for the timely and efficient transfer of his responsibilities in the event of an emergency or his sudden incapacitation or departure.
Risk Oversight
Our enterprise risk management is an overarching ongoing governance process for identifying, ranking, and managing the risks of our business. Top risks that have been identified through this process are managed by the executive team and assigned to the senior managers responsible for coordinating the monitoring, reporting, and risk mitigation activities associated with such risks, which may be financial, operational, or strategic in nature. Senior managers periodically provide detailed reports to our Board of Directors or its committees. Accountability to a committee of our Board of Directors is based on the nature of the risk and the applicable responsibilities of the committee. For all other risks not applicable to a committee, accountability is with our Board of Directors. For example, financial related risks are reviewed by the Audit Committee, governance related risks are reviewed by our Nominating and Corporate Governance Committee, and strategic risks are reviewed by our full Board of Directors.
Our Board of Directors has delegated to the Compensation Committee the responsibility of assessing the risks associated with our compensation practices and policies for employees, including a consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in our practices and policies. Based on the results of the Compensation Committee’s risk assessment, management has concluded that our current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. Our management also believes that our incentive compensation arrangements do not encourage risk-taking beyond our organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Information security is a significant operational risk that may lead not only to financial loss and regulatory penalty, but may also negatively affect the reputation of and confidence in the company. We continue to enhance our information security programs and capabilities to identify and mitigate threats to the confidentiality, availability, and integrity of our information systems. Our Board of Directors has delegated to the Audit Committee the responsibility of assessing the risks associated with our information systems. Our Audit Committee is actively engaged in the oversight of the company’s information security risk management and cybersecurity programs. The Audit Committee receives regular updates from the company’s Chief Information Officer and the company's Chief Information Security Officer concerning our information security and cyber risk strategy, cyber defense initiatives, cyber event preparedness, and cybersecurity risk assessments. The Audit Committee also oversees the company’s consultation with outside parties with an expertise in cybersecurity that we engage and retain to review and assess our information security program, and to perform periodic penetration tests against our information networks. Further, the company employs a risk management framework to identify, assess, monitor, and test cyber risk and controls, and performs comprehensive due diligence and ongoing oversight of third-party relationships, including vendors. Our information security program employs a wide variety of technologies that are intended to secure our operations and proprietary information. This in-depth defense strategy focuses on protecting our networks, systems, data, and facilities from attacks or unauthorized access. We have made and will continue to make ongoing investments in developing and enhancing our security processes and controls and in maintaining our technology infrastructure, including the maintenance of a business continuity and disaster recovery program, which is tested on a regular basis. We also provide regular education and training to our employees and contractors on cybersecurity and the protection of our information systems in order to mitigate risk associated with protection against threats to the confidentiality, availability, and integrity of our information systems.
Environment-Social-Governance (ESG) Initiative
Our commitment to pursuing important Environment-Social-Governance (“ESG”) initiatives served us well in the challenging year that was 2020. For both our company and the world at large, the COVID-19 pandemic overshadowed virtually everything. But thanks to our team’s preparation and perseverance, we made significant progress in a number of key areas.

Environmentally, our greenhouse gas (“GHG”) emissions, coming from our clinician’s travel (about 100 million miles), fell 17% – even while serving a slightly larger population of patients. We are nearing completion of our multi-year expansion of our LEED -certified “Home Office” campus and will move all of our home office staff to our new campus during 2021 while closing less environmentally friendly satellite offices.

Socially, we continue to be an industry leader in quality of care and patient satisfaction ratings. We strengthened our commitment to diversity and inclusion by naming a chief diversity officer, creating a diversity council, and elevating women and minorities to major leadership roles on our board of directors. We also received recognition during 2020 as our vibrant corporate culture was voted one of the top 30 in America, we were acknowledged as the No. 7 best place for women to work in the country, and our high employee satisfaction scores were above national averages. We provided COVID-19 care directly to our patients – taking care of 18,925 COVID-19 confirmed or suspected patients in 2020 and approximately 26,600 through February 2021 and offered leadership at a national level that has helped our industry develop effective responses to this once-in-a-century challenge. We once again supported the American Red Cross at the highest level of sponsorship, while donating $2 million to the various charities to which we are committed. And as we look to a future beyond COVID-19, we entered into a transformational partnership with the University of Louisiana Lafayette (UL) that will provide ongoing and extensive education and professional development opportunities for all of our present and future full-time and part-time employees.
Our commitment to ethical behavior continued to guide our approach to governance. Our “Code of Conduct and Ethics” served as our foundation, and our Compliance and Risk Management departments – along with our commitment to best practices in governance policies, board independence, and shareholder focus – provided reliable, high-integrity governance.
At the same time, the urgent demand for our response to the COVID-19 pandemic slowed our ability to build the ESG infrastructural elements we initially intended to develop. While we made progress in several specific ESG areas, we were not able to devote the intensity of effort needed to create the kind of systemic elements we are convinced our ESG initiatives need. As we look to 2021, we are planning to improve on that.

2020 ESG Highlights:

•    Cared for 18,925 COVID-19 patients, and designed and implemented a comprehensive COVID-19 management task force that led extensive company and national support in battling the pandemic
•    Reduced GHG emissions from clinicians’ travel (nearly 100 million miles) by 17% – emitting 7,000 fewer tons of CO2 than 2019 – while number of patients, number of employees, and revenue held steady
•    Initiated Diversity, Equity & Inclusion Council while creating the role of and naming a chief diversity officer

•    Elevated women to major new leadership roles as chairs of key committees on our board of directors
•    Won national awards for “Best Company Culture” and “Best Company for Women”
•    Averaged 18 hours of training per employee
•    Continued as a home healthcare sector leader in quality of care and patient satisfaction ratings
•    Donated more than $2 million to charitable causes, including the highest level of national sponsorship with the American Red Cross

For more information on our ESG initiatives, please refer to the LHC Group, Inc. 2021 ESG Report, which can be accessed at https://investor.lhcgroup.com/esg.
Committees and Meetings of the Board of Directors
During 2020, our Board of Directors held four meetings and took additional action, from time to time, by unanimous written consent. All of our directors attended at least 75% of the aggregate number of meetings held in 2020 by our Board of Directors and its committees on which he or she served that were held during the period that he or she served as a director committee member. In addition, during the first months of the COVID-19 pandemic, the Board of Directors conducted weekly teleconferences with our senior management team to guide and monitor the company's response to the unfolding crisis. Our Board of Directors does not have a policy requiring director attendance at annual meetings.
We have adopted a policy relating to executive sessions of our Board of Directors. Under this policy, our Board of Directors is required to meet in executive sessions in which independent directors meet separately from our non-independent directors and members of management. Although the policy only requires semi-annual meetings in executive sessions, our Board of Directors often holds an executive session in connection with each meeting of our Board of Directors. The independent members of our Board of Directors held four executive sessions during 2020.
We have established five committees of our Board of Directors: an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Clinical Quality Committee, and Corporate Development Committee, each of which is briefly described below. The table below shows the current composition of our Board committees.

Name	Audit	Compensation	Nominating and Corporate Governance	Clinical Quality	Corporate Development
Monica F. Azare		X*	X
Teri G. Fontenot	X			X	X
Jonathan Goldberg		X	X	X
Clifford S. Holtz	X	X			X
John L. Indest				X*	X
Keith G. Myers
Ronald T. Nixon			X		X*
W. Earl Reed, III	X			X	X
W. J. “Billy” Tauzin		X	X*
Brent Turner	X*				X

*    Committee Chair.

In connection with Mr. Tauzin's retirement from our Board of Directors, and as part of its annual assessment, our Board of Directors analyzed and approved updates to the composition and leadership of each of the Board's committees to be effective at the Annual Meeting. The table below shows the composition of our Board committees following the Annual Meeting:

Name	Audit	Compensation	Nominating and Corporate Governance	Clinical Quality	Corporate Development
Monica F. Azare		X	X*
Teri G. Fontenot	X*			X	X
Jonathan Goldberg		X*	X	X
Clifford S. Holtz	X	X	X
John L. Indest				X*	X
Keith G. Myers
Ronald T. Nixon				X	X
W. Earl Reed, III	X	X			X
Brent Turner	X				X*
Audit Committee

During 2020, the Audit Committee held eight meetings and took additional action, from time to time, by unanimous written consent. The current members of the Audit Committee are Ms. Fontenot and Messrs. Holtz, Reed, and Turner, with Mr. Turner serving as Chair. Effective with the 2021 annual shareholder meeting, the members of the Audit Committee will be Ms. Fontenot and Messrs. Holtz, Reed, and Turner, and Ms. Fontenot will become the chair of the Audit Committee. We have determined that each member of the Audit Committee is “independent” as defined in Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the listing standards of NASDAQ, including rules specifically governing audit committee members. Both Mr. Turner and Ms. Fontenot have been designated by the Board as the Audit Committee financial experts.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The charter of the Audit Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Audit Committee performs the following functions, among others:

•    selects our independent registered public accounting firm (whose duty it is to audit the financial statements of the company and its subsidiaries for the fiscal year in which it is appointed) and has the sole authority and responsibility to approve all audit and engagement fees and terms, as well as all permitted non-audit services by our independent auditors;
•    meets with the independent auditors and management of the company to review and discuss the scope of the audit and all significant matters related to the audit;
•    reviews the adequacy and effectiveness of our internal controls regarding accounting and financial matters;
•    reviews the company’s financial statements and discusses them with management and the independent auditors;
•    reviews and discusses with management our earnings reports and press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•    reviews and discusses with management our quarterly reports on Form 10-Q and annual reports on Form 10-K;
•    reviews and approves any proposed transaction with any affiliate, in accordance with our written policy with respect to related person transactions;
•    reviews the effectiveness of our compliance program with management;
•    annually reviews and implements the Audit Committee charter and reports to our Board of Directors regarding activities of the Audit Committee; and
•    performs an annual performance evaluation of the Audit Committee.
Additional information regarding the Audit Committee and its processes and procedures for the consideration and approval of related party transactions can be found in the section titled “Certain Relationships and Related Transactions.”
Compensation Committee
During 2020, the Compensation Committee held three meetings and took additional action by unanimous written consent. The current members of the Compensation Committee are Ms. Azare and Messrs. Goldberg, Holtz and Tauzin, with Ms. Azare serving as Chair. Effective with the 2021 annual shareholder meeting, Mr. Tauzin will retire from the Board of Directors, the members of the Compensation Committee will be Ms. Azare and Messrs. Goldberg, Holtz, and Reed, and Mr. Goldberg will become the chair of the Compensation Committee. We have determined that each of the members of the Compensation Committee is an “independent director” as defined under the listing standards of NASDAQ, including rules specifically governing compensation committee members, and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

The charter of the Compensation Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Compensation Committee performs the following functions, among others:
•    annually reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates the performance of our Chief Executive Officer in light of these goals and objectives;
•    annually determines and approves the compensation of our Chief Executive Officer based on such evaluation;
•    annually reviews, evaluates and approves the compensation of our other executive officers;
•    makes recommendations to our Board of Directors regarding our equity-based and incentive compensation plans;
•    annually reviews and implements the Compensation Committee charter and reports to our Board of Directors regarding activities of the Compensation Committee; and
•    performs an annual performance evaluation of the Compensation Committee.
The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate. The Compensation Committee has delegated authority to the Compensation Committee Chair and our Chief Executive Officer to approve incentive awards under our long-term incentive plans to participants who are not subject to Section 16 of the Exchange Act, provided such awards are consistent with the previously approved methodology for determining awards. Additional information regarding the Compensation Committee and its processes and procedures for the consideration and determination of executive compensation can be found in the section titled “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
During 2020, the Nominating and Corporate Governance Committee held three meetings and took additional action by unanimous written consent. The current members of the Nominating and Corporate Governance Committee are Ms. Azare, Messrs. Goldberg, Nixon, and Tauzin, with Mr. Tauzin serving as Chair. Effective with the 2021 annual shareholder meeting, Mr. Tauzin will retire from the Board of Directors and the members of the Nominating and Corporate Governance Committee will be Ms. Azare and Messrs. Goldberg and Holtz, and Ms. Azare will become the chair of the Nominating and Corporate Governance Committee. We have determined that each of the members of the Nominating and Corporate Governance Committee are independent directors under the listing standards of NASDAQ.
The charter of the Nominating and Corporate Governance Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Nominating and Corporate Governance Committee performs the following functions, among others:
•    recommends to our Board of Directors for its approval proposed nominees for board membership after evaluating each proposed nominee and making a determination as to such proposed nominee’s qualifications to be a board member;
•    evaluates the performance of each existing director before recommending to our Board of Directors his or her nomination for an additional term as a director;
•    annually reviews and implements the Nominating and Corporate Governance Committee charter and reports to our Board of Directors regarding activities of the Nominating and Corporate Governance Committee; and
•    performs an annual performance evaluation of the Nominating and Corporate Governance Committee.
Clinical Quality Committee
During 2020, the Clinical Quality Committee held three meetings. The current members of the Clinical Quality Committee are Ms. Fontenot and Messrs. Goldberg, Holtz, Indest, and Reed, with Mr. Indest serving as Chair. Effective with the 2021 annual shareholder meeting, the members of the Clinical Quality Committee will be Ms. Fontenot, and Messrs. Goldberg, Indest, and Nixon, with Mr. Indest continuing to serve as Chair.
The charter of the Clinical Quality Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Clinical Quality Committee performs the following functions, among others:
•    advises our clinical leadership of leading edge strategies, including clinical practices to be evaluated for company adoption;
•    monitors our performance on established internal and external benchmarking regarding clinical performance and outcomes;
•    oversees and evaluates the effectiveness of our performance improvement and quality plans;
•    facilitates the development of industry best-practices based on internal and external data comparisons;
•    fosters enhanced awareness of our clinical performance by our Board of Directors and appropriate external sources;
•    establishes a long-term, strategic clinical vision for the company;

•    makes recommendations to our Board of Directors with respect to our overall quality, safety, and performance improvement initiatives;
•    makes regular reports to the Board of Directors concerning the activities of the Clinical Quality Committee;
•    annually reports to our Board of Directors certain company statistical information as required by The Joint Commission, a healthcare accreditation organization;
•    annually reviews and implements the Clinical Quality Committee charter and reports to our Board of Directors regarding activities of the Clinical Quality Committee; and
•    performs an annual performance evaluation of the Clinical Quality Committee.
Corporate Development Committee
During 2020, the Corporate Development Committee held three meetings. The current members of the Corporate Development Committee are Ms. Fontenot, Messrs. Holtz, Indest, Nixon, Reed, and Turner, with Mr. Nixon serving as Chair. Effective with the 2021 annual shareholder meeting, the members of the Corporate Development Committee will be Ms. Fontenot and Messrs. Indest, Nixon, Reed, and Turner, and Mr. Turner will become the chair of the Corporate Development Committee.
The charter of the Corporate Development Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Corporate Development Committee performs the following functions, among others:
•    develops long-term corporate development strategies;
•    works with management to develop acquisition strategies;
•    reviews progress on corporate development strategies;
•    reports evaluations and recommendations relating to corporate development strategies to our Board of Directors;
•    annually reviews and implements the Corporate Development Committee charter and reports to our Board of Directors regarding activities of the Corporate Development Committee; and
•    performs an annual performance evaluation of the Corporate Development Committee.
Director Nominee Evaluation Process
The Nominating and Corporate Governance Committee is responsible for seeking individuals qualified to become board members, conducting appropriate inquiries into the backgrounds and qualifications of possible board nominees, and proposing nominees for board membership to our Board of Directors for its approval. The Nominating and Corporate Governance Committee will consider candidates for board membership suggested by its members and other board members, as well as by management and stockholders.
The Nominating and Corporate Governance Committee seeks to ensure that the composition of our Board of Directors at all times reflects a variety of complementary experiences and backgrounds sufficient to provide sound and prudent guidance with respect to the operations and interests of the company. The Nominating and Corporate Governance Committee will evaluate prospective nominees considering certain factors, including:
•    the commitment of the prospective nominee to represent the long-term interests of our stockholders;
•    the prospective nominee’s standards of character and integrity;
•    the prospective nominee’s financial literacy;
•    the prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;
•    the prospective nominee’s independence and absence of any conflicts of interest that would interfere with his or her performance as a director;
•    the extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for our Board of Directors; and
•the prospective nominee's background, gender, and ethnicity.
The Nominating and Corporate Governance Committee strives to ensure that at least one member of our Audit Committee qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K, and that a majority of the members of our Board of Directors meet the definition of “independent director” under the listing standards of NASDAQ. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to participate as members of our Board of Directors. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the company and our stockholders, such as the current composition of our Board of Directors, the balance of management and independent directors, and the need for specialized expertise.

Annually, the Nominating and Corporate Governance Committee reviews with our full Board of Directors the appropriate experience, skills, and characteristics expected of board members in the context of the current make-up of our Board of Directors. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee’s annual review includes assessing the diversity of our Board of Directors and whether board members possess certain skills, such as an understanding of financial statements and financial reporting systems, an understanding of the healthcare industry, experience in operations, experience in governmental matters, and experience in acquisitions. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience, and leadership qualities. If, as a result of such assessment, the Nominating and Corporate Governance Committee determines that adding or replacing a director is advisable, the Nominating and Corporate Governance Committee initiates a search for a suitable candidate to fulfill the board’s needs from a diverse pool of candidates.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the willingness of the current members of our Board of Directors to continue in service. Current members of our Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, and the Nominating and Corporate Governance Committee balances the value of continuity of service by existing members of our Board of Directors with that of the need for additional skills or experience from new board members. If any member of our Board of Directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee or our full Board of Directors decides not to re-nominate a current board member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience for a new nominee in light of the criteria for board members described above. The Nominating and Corporate Governance Committee considers new candidates for our Board of Directors recommended by current members of our board or members of management. In addition, the Nominating and Corporate Governance Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential director nominees. The Nominating and Corporate Governance Committee also considers director candidates recommended by eligible stockholders. The criteria employed by the Nominating and Corporate Governance Committee in evaluating potential nominees do not differ based on whether the candidate is recommended by a stockholder of the company.
A stockholder who wishes to recommend a prospective nominee for our Board of Directors to the Nominating and Corporate Governance Committee must submit a written notice by mail to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, LHC Group, Inc., 901 Hugh Wallis Road South, Lafayette, Louisiana 70508. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date the company’s Notice of Annual Meeting was first sent to stockholders in connection with the previous year’s Annual Meeting.
Stockholder recommendations to the Nominating and Corporate Governance Committee should include, at a minimum:
•    the candidate’s name, age, business addresses and other contact information;
•    a complete description of the candidate’s qualifications, experience, background, and affiliations, as would be required to be disclosed in the proxy statement pursuant to the applicable rules of the SEC;
•    a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected; and
•    the name and address of the stockholder(s) of record making such a recommendation.
Stockholders may also continue to make their own direct nominations to our Board of Directors, for election at an Annual or Special Meeting of the Stockholders, in accordance with the procedures set forth in our bylaws relating to stockholder nominations. To be timely, a stockholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices not less than 60 or more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting of Stockholders; provided, however, that if no proxy materials were mailed by us in connection with the preceding year’s Annual Meeting, or if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such Annual Meeting or (b) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. See the section titled "QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING, AND VOTING - How can stockholders present proposals and director nominations for our 2022 Annual Meeting?" above for specific dates for the 2022 Annual Meeting. There have been no changes to the procedures by which stockholders may recommend nominees to our Board of Directors, as set forth above, since our disclosure of such procedures in our proxy statement for our 2020 Annual Meeting of Stockholders. Neither our Corporate Secretary nor the Nominating and Corporate Governance Committee has received any nominations from any of our stockholders in connection with the 2021 Annual Meeting.
Stockholder Communications with the Board of Directors
Our Board of Directors accepts communications sent by our stockholders. Stockholders may communicate with our Board of Directors (or with specified individual directors, specified committees, or the independent or non-management directors as a group) by writing to them at LHC Group, Inc., c/o Corporate Secretary, 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.

Communications should be sent by overnight or certified mail, return receipt requested. All written communications received from our stockholders will be forwarded promptly to the member(s) of our Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of our Board of Directors, the communication will be forwarded to all members of our Board of Directors.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee was, during 2020 or formerly, an officer or employee of the company or had any relationships during 2020 requiring disclosure in this proxy statement under “Certain Relationships and Related Transactions.” During 2020, none of our executive officers served as a member of a Board of Directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.
Code of Business Conduct and Ethics; Corporate Governance Guidelines
In compliance with requirements of both the SEC and the listing standards of NASDAQ, we have adopted a Code of Conduct and Ethics applicable to all of our directors, officers, and employees. Our Code of Conduct and Ethics and our Corporate Governance Guidelines can be found on our website at www.lhcgroup.com under Investors - Corporate Governance. Both are available in print upon request.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, our directors, officers and employees are prohibited from engaging in short-term or speculative transactions in company securities, including short-term trading, short sales, transactions in publicly-traded options, and purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the company’s common stock, such as zero-cost collars and forward sale contracts.
Indemnification Agreements with Directors
We have adopted provisions in our Certificate of Incorporation on file with the Delaware Secretary of State that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law ("DGCL"). The DGCL provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any of the following: (1) any breach of their duty of loyalty to the company or our stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. This limitation does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our bylaws also provide that we will indemnify our directors and executive officers and we may indemnify our other officers and employees and other agents to the fullest extent permitted by law. In addition, our bylaws permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification. We have entered into separate indemnification agreements with our directors, in addition to the indemnification provided by our Certificate of Incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors for expenses, judgments, fines, and settlement amounts incurred by our directors in any action or proceeding arising out of his or her services as director or at our request.

2020 DIRECTOR COMPENSATION
The following table sets forth the cash and equity compensation that was earned by or paid to our non-employee directors during 2020:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total ($)
Monica F. Azare	104,500	133,606	238,106
Teri G. Fontenot	104,625	133,606	238,231
Jonathan Goldberg	100,125	133,606	233,731
Clifford S. Holtz	102,000	133,606	235,606
John L. Indest (3)	101,500	133,606	235,106
Ronald T. Nixon	108,500	133,606	242,106
W. Earl Reed, III	104,625	133,606	238,231
W. J. "Billy" Tauzin (4)	129,500	133,606	263,106
Brent Turner (5)	233,500	133,606	367,106

(1)    Amounts reflect the total cash compensation earned by or paid to each director in fiscal year 2020 in connection with retainers and meeting fees of our Board of Directors and its committees.
(2)    Reflects the aggregate grant date fair value of the restricted stock awards on the grant date. The grant date fair value of the awards is determined pursuant to Accounting Standards Codification 718 and is based on the closing sales price per share of our common stock on the date of grant. The aggregate number of shares of restricted stock held by each director as of December 31, 2020, was as follows:

Director	Shares of Restricted Stock
Monica F. Azare	1,100
Teri G. Fontenot	2,267
Jonathan Goldberg	1,100
Clifford S. Holtz	1,100
John L. Indest	1,100
Ronald T. Nixon	1,100
W. Earl Reed, III	1,100
W. J. "Billy" Tauzin	1,100
Brent Turner	1,100

(3)    Mr. Indest retired as an employee on August 31, 2011. In connection with his retirement, Mr. Indest entered into a consulting agreement with the company, under which Mr. Indest agreed to provide consulting services to the company on an as requested basis. Under the consulting agreement, Mr. Indest is paid $200 per hour for his services and remains eligible, along with his spouse, to participate in our medical insurance plan. In 2020, Mr. Indest did not perform consulting services; therefore no compensation under his consulting agreement was reported.
(4)    Effective June 10, 2020, Mr. Tauzin will resign from our Board of Directors.
(5)    Includes additional cash compensation paid to Mr. Turner for additional services as the Chairman of the Audit Committee in connection with the company's ongoing implementation and transition of the Patient Driven Groupings Model and other strategic initiatives.
Director Compensation Plan
Our Second Amended and Restated 2005 Non-Employee Directors Compensation Plan, as amended, which we refer to as the “Director Compensation Plan,” provides for both cash and equity compensation for our non-employee directors. Our employees do not receive any compensation for serving on our Board of Directors.

Cash Compensation
Our non-employee directors received the following fees, as applicable, pro-rated for their service on our Board of Directors and its committees from January 1, 2020 through December 31, 2020:
•    $70,000 annual cash retainer, payable on a monthly basis, for service on our Board of Directors;
•    $25,000 annual cash retainer, payable on a monthly basis, for service as the Lead Director;
•    $24,000 annual cash retainer, payable on a monthly basis, for service as the Chair of the Audit Committee;
•    $15,000 annual cash retainer, payable on a monthly basis, for service as the Chair of the Compensation Committee, or Chair of the Nominating and Corporate Governance Committee;
•    $12,000 annual cash retainer, payable on a monthly basis, for service as the Chair of the Corporate Development Committee, or Chair of the Clinical Quality Committee;
•    $12,000 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) of the Audit Committee;
•$7,500 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) on a committee of our Board of Directors, excluding the Audit Committee; and
•    $3,000 meeting fee, payable for each board meeting.
Equity Compensation
The Director Compensation Plan provides for annual awards of restricted stock to non-employee directors. On March 1, 2020, each non-employee director received an award of restricted stock having an aggregate value equal to approximately $130,000. The number of shares of restricted stock awarded to each non-employee director was determined by dividing $130,000 by the fair market value per share as of the date of grant (rounded up to the nearest hundred shares). These annual restricted stock awards vest on the first anniversary of the grant date.
In addition, the Director Compensation Plan provides that new directors, other than the Lead Director, receive an initial grant of 3,500 shares of restricted stock in connection with their election or appointment to our Board of Directors. The Lead Director receives an initial grant of 7,000 shares of restricted stock in connection with his or her appointment as Lead Director. These initial grants of restricted stock vest one-third on the date of grant and one-third on each of the first two anniversaries of the grant date.

Benefits
We reimburse each non-employee director for expenses associated with attending board and committee meetings and other board-related activities. Our non-employee directors do not receive other benefits from the company with the exception of Mr. Indest who, along with his spouse, participates in our medical insurance plan pursuant to Mr. Indest’s consulting agreement with the company.
Role of Independent Compensation Consultants
To assist in evaluating our compensation practices, the Compensation Committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations regarding board member compensation practices that are consistent with our business goals and compensation philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. Since 2010, the Compensation Committee has periodically retained Pearl Meyer & Partners (“PM&P”) to review our non-employee director compensation program. Specifically, the Compensation Committee engaged PM&P in 2019 with instructions to (i) review the total compensation package we provide to our board members, (ii) assess the competitiveness and reasonableness of our compensation program as compared to a peer group of companies within the health care industry with similar revenue levels and market capitalization, and (iii) provide assessments and recommendations for the current and future total compensation packages for our board members. We referred to the results of these studies, and also internally reviewed current industry and market practices within our peer group, when we established compensation levels for our board members for 2020. PM&P has no other relationship with our company. The Compensation Committee has assessed the independence of PM&P and concluded that PM&P’s work did not raise any conflicts of interest.

INFORMATION ABOUT DIRECTOR NOMINEES, CONTINUING DIRECTORS, AND
MANAGEMENT
Our Board of Directors is composed of three classes, designated Class I, Class II, and Class III, with one class of directors elected each year for a three-year term. For each director nominee, each of our other directors whose term will continue after the Annual Meeting, and each of our executive officers, the following sets forth the age, position(s) with the company (if any), principal occupations and employment during the past five years, any family relationships among such persons, and, if a director nominee or a continuing director, each person’s directorships with other public corporations during the past five years, and the year that he or she was first elected as a director of the company or our predecessor. We have also included information about each continuing director and director nominee’s specific experience, qualifications, attributes, or skills that led our Board of Directors to conclude that he or she should serve as one of our directors, in light of our business and structure.
Information Regarding Nominees for Class I Directors:

Nominees for election at the 2021 Annual Meeting of the Stockholders as Class I Directors
expiring at the Annual Meeting of Stockholders to be held in 2021

Nominee	Age	Positions
Keith G. Myers	62	Director, Chairman, Chief Executive Officer
Ronald T. Nixon	65	Director
W. Earl Reed, III	69	Director
Keith G. Myers is our co-founder and has served as our Chairman of the Board and Chief Executive Officer (or similar positions in our predecessors) since 1994. Mr. Myers served as our President from 1994 to 1997, and again assumed the role as President from August 2009 to November 2010. Prior to founding the company, Mr. Myers founded, co-owned and operated Louisiana Premium Seafoods, Inc., an international food processing, procurement, and distribution company. Mr. Myers serves on the board of directors of the National Association for Home Care and Hospice, representing Region VI. He is co-founder and past chairman of the board of the Partnership for Quality Home Healthcare and is also a co-founder and director of the Alliance for Home Health Quality and Innovation. Mr. Myers served as chair of the research working group of the Alliance for Home Health Quality and Innovation and guided the clinically appropriate and cost-effective placement research conducted by Dobson DaVanzo and Associates.
Mr. Myers has been an active participant in the Home Health Top 100 since 2002 and has participated in the preparation of numerous white papers and presentations to members of both the U.S. Senate and House of Representatives, specifically related to health care reimbursement methodologies.
We believe that Mr. Myers’s extensive experience in the home care industry, combined with his leadership role as our Chief Executive Officer, provides great value to the ability of our Board of Directors to establish and oversee our strategic initiatives.
Ronald T. Nixon has served as a director since July 2001. Mr. Nixon is a founding principal of The Catalyst Group, formed in 1990, which has managed two small business investment companies, or SBICs, one participating preferred SBIC, and seven private equity investment funds. Prior to founding The Catalyst Group, Mr. Nixon operated companies in the manufacturing, distribution, and service sectors. Mr. Nixon has served or currently serves on the Boards of Directors of numerous private companies.
We believe that Mr. Nixon’s extensive experience with acquisitions and the capital markets contributes greatly to our board’s composition and ability to oversee the company’s strategic growth strategy.
W. Earl Reed, III has served as a director since the effectiveness of the Merger. Formerly, Mr. Reed served as a director of Almost Family since 2000 through the Merger.  Mr. Reed is the founder and former chairman of the Board of Springstone, LLC, a private equity sponsored owner operator of psychiatric hospitals and served in that capacity since 2010. He is the current board member and chairman of the Audit Committee of Springstone, LLC. He also is the current chairman of the University of Louisville Foundation and has served in that capacity since 2016. From 1998 to 2010, Mr. Reed served as Chief Executive Officer of The Allegro Group, a healthcare financial advisory firm that advises public and private healthcare organizations including providing interim management services. From August 2005 to September 2007, Mr. Reed served as Chief Executive Officer and Chairman of the Board of LifeCare Holdings, Inc., a privately owned operator of 18 long-term hospitals.
We believe that Mr. Reed brings extensive leadership, financial, and strategic experience to the Board, particularly in the healthcare industry, which is invaluable to our Audit and Corporate Development Committees.

Information Regarding Continuing Directors:

Class III Directors continuing in office whose terms
expire at the Annual Meeting of Stockholders to be held in 2023

Director	Age	Position
Jonathan Goldberg	69	Director
Clifford S. Holtz	62	Director
Brent Turner	55	Director

Jonathan D. Goldberg has served as a director since the effectiveness of our merger with Almost Family in April 2018 (the "Merger"). Formerly, Mr. Goldberg served as a director of Almost Family since 1997 through the Merger. Mr. Goldberg is the managing partner of the law firm of Goldberg and Simpson in Louisville, Kentucky, and has served in that capacity since 1991. Mr. Goldberg is also the past chairman of the Louisville Visual Arts Association and the Louisville Theatrical Association, and is a member of the board of directors of the Greater Louisville Fund for the Arts and a trustee of the Jewish Hospital Heritage Fund for Excellence, a foundation whose purpose is to fund medical research and support the Jewish community of Kentucky.
We believe that Mr. Goldberg’s legal background brings a different perspective to the Board and that his expertise in labor, employment and business law provides the Board important regulatory and governance experience.
Clifford S. Holtz has served as a director since the effectiveness of the Merger. Formerly, Mr. Holtz served as a director of Almost Family since November 2017 through the Merger.  Mr. Holtz has served as the Chief Operating Officer of the American Red Cross since July 2017, and has been instrumental in that organization’s growth and development, having served in a number of roles since 2011, including as President of Humanitarian Services.  Before employment at the American Red Cross, Mr. Holtz enjoyed a long and successful business career in key roles at AT&T, Nortel Networks and Qwest Communications.
We believe that Mr. Holtz’s experience with the American Red Cross provides the Board with unique expertise and insight into regulatory affairs gained from his leadership roles with one of the country’s largest and most recognizable non-profits.
Brent Turner has served as a director since August 2014. Mr. Turner is currently the Chief Executive Officer of Summit BHC, a leading provider of behavioral health services. From 2011 to 2019, Mr. Turner served as President of Acadia Healthcare Company, Inc., one of the country's leading providers of inpatient behavioral healthcare. He previously served as the Executive Vice President, Finance and Administration of Psychiatric Solutions, Inc. from 2005 to 2010 and as the Vice President, Treasurer, and Investor Relations of Psychiatric Solutions from 2003 to 2005. From 1996 until 2001, Mr. Turner was employed by Corrections Corporation of America, a private prison operator, serving as Treasurer from 1998 to 2001. Mr. Turner also currently serves on the Board of Directors of Surgery Partners, Inc. (NASDAQ: SRGY) and previously served on the Board of Trustees for the National Association for Behavioral Health and served as its Chairman in 2018 and 2009.

We believe that Mr. Turner's extensive experience as a healthcare executive provides a significant addition to our Board of Directors and company.

Class II Directors continuing in office whose terms
expire at the Annual Meeting of Stockholders to be held in 2022

Director	Age	Position
Monica F. Azare	54	Director
Teri G. Fontenot	67	Director
John L. Indest	69	Director
Monica F. Azare has served as a director since November 2007. Ms. Azare is currently Vice President, and Deputy General Counsel for Video Franchising, and served as Senior Vice President of Corporate Internal Communications, for Verizon Communications Inc. Ms. Azare also served as President, New York Region - Public Policy and Government Affairs for Verizon Communications Inc. from 2006 to 2008, and before that she served as Executive Director and Senior Counsel of Federal Affairs for Verizon Wireless from 2000 to 2006. Ms. Azare’s distinguished career also includes service as Vice President, Federal Affairs for Insight Communications Company, Inc. in New York and Chief Counsel to House Energy and Commerce Committee Chairman Billy Tauzin.
Ms. Azare is a member of the Federal Communications Bar Association, Louisiana State Bar Association and the Corporate Counsel Women of Color, Association of Corporate Counsel. She currently serves on several Boards of Directors, including the New York

City Partnership Foundation, Inc. and the Louisiana State University College Advisory Board. Ms. Azare is also a member of the Executive Leadership Council. Ms. Azare was named to WomenInc. Magazine's "2019 Most Influential Corporate Board Directors."
We believe that Ms. Azare’s extensive experience in governmental affairs, combined with her executive leadership roles provides our Board of Directors with significant experience and insight into legislative and regulatory matters as well as communication with stockholders, employees, and other constituents.
Teri G. Fontenot was appointed as a director in 2019. In March 2019, Ms. Fontenot retired from Woman's Hospital, a tax-exempt health system located in Baton Rouge, Louisiana, after serving as its President and Chief Executive Officer since 1996. Prior to 1996, Ms. Fontenot served as the Chief Financial Officer and Executive Vice President of Woman's Hospital. Mrs. Fontenot also served as Chief Financial Officer of three other hospitals located in Louisiana and Florida prior to joining Woman's Hospital.

Ms. Fontenot also has served on numerous boards at a local, state and national level, including the Board of Directors of the American Hospital Association, where she served as Chairperson in 2012, and the Sixth District Board of Directors for the Federal Reserve Bank, where she served as Audit Committee Chairperson.  Ms. Fontenot currently serves on the Board of Directors of Amerisafe (NASDAQ: AMSF), AMH Healthcare Services (NYSE: AMN), and the Baton Rouge Water Company (a privately held company). On each of these boards, she has served as a member of the Audit Committee. She also served on the Board of Governors of the American College of Healthcare Executives, and was a member of the Board of Directors of Landauer (a formerly publicly-held company) until its sale in October 2017, and the Louisiana Hospital Association Insurance Funds, where she served as Chairperson for over ten years.

Ms. Fontenot is a Certified Public Accountant (inactive) and is a Fellow of the American College of Healthcare Executives and presents frequently on women's health and leadership topics. Ms. Fontenot was named to WomenInc. Magazine's "2019 Most Influential Corporate Board Directors."

We believe Ms. Fontenot's extensive experience as a healthcare executive provides a significant addition to our Board of Directors and company.
John L. Indest has served as a director since June 2000 and as a consultant to the company since September 1, 2011. Mr. Indest previously served as Special Advisor to the Chief Executive Officer, a position he held from August 2009 to August 2011, as our President from September 2007 to August 2009, and as our Chief Operating Officer from 2005 to June 2009. Prior to that, he served as one of our Executive Vice Presidents and as our Senior Vice President and Chief Operating Officer of Home-Based Services, beginning in May 2001. From November 1998 to May 2001, Mr. Indest served as our Vice President. Prior to joining us in November 1998, Mr. Indest served as President, Chief Executive Officer, and co-owner of Homebound Care, Inc., a regional home health provider.
Mr. Indest has testified before the Subcommittee on Health of the U.S. House of Representatives’ Ways and Means Committee and was Co-Chairman of the Louisiana Task Force on Ethics, overseeing compliance issues applicable to home health and hospice in the State of Louisiana. He formerly served on the Board of Directors of the National Association for Home Care & Hospice. Mr. Indest is also a registered nurse. We believe that Mr. Indest’s experience as a registered nurse, combined with his extensive experience in home health operations, contributes greatly to our board’s composition and to the company’s leadership role within the home care industry.
Information Regarding Management

The following table provides information regarding our current executive officers. Each of our executive officers serves at the discretion of our Board of Directors.

Name	Age	Position(s)
Keith G. Myers	62	Chief Executive Officer
Joshua L. Proffitt	43	President
Dale G. Mackel	57	Executive Vice President, Chief Financial Officer and Treasurer
Bruce Greenstein	53	Executive Vice President, Chief Strategy and Innovation Officer
Nicholas Gachassin, III	54	Executive Vice President, General Counsel
Keith G. Myers has served as our Chief Executive Officer (or similar position in our predecessors) since 1994. Please refer to the biography of Mr. Myers provided under the heading “Information Regarding Continuing Directors” above.

Joshua L. Proffitt has served as our President since 2020. In addition to providing executive, operational, and financial leadership, Mr. Proffitt oversees the company's corporate development growth efforts through acquisitions and new strategic partnership initiatives with hospitals and health systems. Mr. Proffitt joined the company in 2008, and during his tenure with the company has served as Vice President, Assistant General Counsel, and Director of Mergers and Acquisitions from 2008 to 2009, and then Senior Vice President and Chief Compliance Officer from 2009 to 2012, Executive Vice President, Corporate Development, and General Counsel from 2012 to 2016, and Chief Financial Officer and Treasurer from 2016 to 2020. Prior to joining us, Mr. Proffitt was a member of the corporate healthcare practice group with the law firm of Alston & Bird, LLP in Atlanta, where he focused on corporate governance, mergers and acquisitions, joint ventures, healthcare law, securities law, and general corporate matters for both public and private entities with an emphasis on the healthcare industry. Mr. Proffitt is a member of the Health Care Compliance Association, is certified in healthcare compliance, and is admitted to practice law in the State of Georgia. He received a bachelor’s degree in accounting, summa cum laude, from the University of Kentucky and graduated as a member of the Order of the Coif from the University of Kentucky College of Law.

Dale G. Mackel joined the company in November 2020 as our Executive Vice President, Chief Financial Officer and Treasurer. Prior to Mr. Mackel joining the company, he served as Executive Vice President, Finance and Administration and Chief Financial Officer for BlueCross BlueShield of Nebraska from 2016 to 2020. Prior to BlueCross BlueShield of Nebraska, Mr. Mackel was the market president for Nebraska, Iowa, North Dakota and South Dakota for Aetna from 2013 to 2016 where he was accountable for all strategic, operational and financial aspects, and Chief Operating Officer and Chief Financial Officer of managed care company Coventry Health Care of Nebraska, Iowa, and South Dakota from 2008 to 2013. Prior to his managed care career, he spent 22 years with Motorola. Mr. Mackel has an MBA from the University of Iowa, a bachelor's degree in finance from the University of Nebraska at Kearney and is a Certified Healthcare Financial Professional.

Bruce D. Greenstein joined the company in June 2018. As Executive Vice President and Chief Strategy and Innovation Officer, he leads the company's value-based contracting, ACO management company, and alternative payment and delivery model strategies. Mr. Greenstein previously served as Chief Technology Officer (CTO) for the U.S. Department of Health and Human Services (HHS) in Washington, D.C. from 2017 to 2018. He has an extensive healthcare industry background in both government and the private sector, having served as President-West for New York-based Quartet Health from 2016 to 2017, CEO of Blend Health Insights from 2013 to 2016, and as managing director of Worldwide Health for Microsoft from 2006 to 2010. Mr. Greenstein was a cabinet member in Louisiana, serving as secretary of the Department of Health and Hospitals from 2010 to 2013. He also previously ran Medicaid-managed care and waivers and demonstrations at the Centers for Medicare & Medicaid Services (CMS) from 2003 to 2005.

Nicholas Gachassin, III joined LHC Group in January 2019 as Executive Vice President and General Counsel. Prior to joining the company, Mr. Gachassin served as the managing partner of Gachassin Law Firm from 2004 to 2019, an established Louisiana firm dedicated to representing healthcare providers and healthcare businesses. As general counsel, he is responsible for managing the company's in-house legal department, overseeing the work of outside counsel, and providing timely and effective legal advice on day-to-day operations, company strategy, and corporate development. Mr. Gachassin is licensed to practice in Louisiana and Mississippi and is a member of several healthcare organizations, including the American Health Lawyers Association, the American College of Healthcare Executives, and the Louisiana Association of Hospital Attorneys. Mr. Gachassin is a graduate of St. Stanislaus College, Tulane University, Loyola University New Orleans College of Law (JD, with Honors), and Loyola University Chicago School of Law (LL.M - Health Care).

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number of shares of our common stock held beneficially, directly or indirectly, as of the record date by (a) each person known by the company to be the beneficial owner of more than 5% of the common stock, (b) each continuing director and director nominee of the company, (c) each named executive officer of the company, and (d) all continuing directors, director nominees and executive officers of the company as a group, together with the percentage of the outstanding shares of common stock that such ownership represents. The percentage of beneficial ownership is based on 31,663,011 shares of our common stock outstanding on the record date.
Except as noted in the footnotes below, we believe, based on information provided to us that the persons named in the table below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

	Beneficial Ownership
Name (1)	Number	Percent

Director Nominees, Continuing Directors and Named Executive Officers
Keith G. Myers (2)	923,708	2.9%
Monica F. Azare (3)	29,421	*
Teri G. Fontenot (3)	6,600	*
Jonathan Goldberg (4)	56,372	*
Clifford S. Holtz (3)	7,423	*
John L. Indest (5)	33,848	*
Ronald T. Nixon (3)	31,000	*
W. Earl Reed, III (6)	137,697	*
W.J. “Billy” Tauzin (3)	42,200	*
Brent Turner (3)	13,100	*
Joshua L. Proffitt (7)	86,662	*
Bruce Greenstein (8)	23,841	*
Nicholas Gachassin, III (9)	8,309	*
Dale G. Mackel (10)	1,815	*
All continuing directors, director nominees, and executive officers of the company as a group (14 persons)	1,400,181	4.4%
Certain Beneficial Owners
BlackRock, Inc. (11) 55 East 52nd Street New York, NY 10055	4,727,015	14.9%
Wellington Management Group LLP (12) 280 Congress Street Boston, MA 02210	3,256,069	10.3%
The Vanguard Group (13) 100 Vanguard Blvd. Malvern, PA 19355	2,975,043	9.4%

 *    Less than 1%.
(1)    Unless otherwise noted, the address of each beneficial owner listed in the table above is c/o LHC Group, Inc., 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.
(2)    Includes 604,013 shares held by K&G Family, LLC, of which Mr. Myers is a Manager. Includes 86,585 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.
(3)     Includes 800 shares of unvested restricted shares held by the director, which will vest on March 1, 2022.
(4)    Includes 5,032 shares held by self-directed 401(k) plan. Includes 1,830 shares held by spouse's self-directed 401(k) plan. Includes 32 shares held as custodian for his children. Includes 800 shares of unvested restricted shares held by the director, will vest on March 1, 2022.
(5)    Includes 30,576 shares held by Duperier Avenue Investors, LLC, of which Mr. Indest is a Manager. Includes 800 shares of unvested restricted shares held by the director, which will vest on March 1, 2022.
(6)    Includes 27,848 shares held by a trust where Mr. Reed is the sole trustee. Includes 800 shares of unvested restricted shares held by the director, which will vest on March 1, 2022.
(7)    Includes 62,092 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.
(8)     Includes 19,436 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.
(9)     Includes 6,994 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.
(10)    All shares are unvested restricted shares held by the named executive officer, which have various vesting dates.
(11)    Based on the Schedule 13GA filed with the SEC on January 26, 2021. According to the Schedule 13GA, BlackRock, Inc. has sole voting power with respect to 4,674,899 of these shares and sole dispositive power with respect to 4,727,015 of these shares.
(12)    Based on the Schedule 13G filed with the SEC on April 14, 2021. According to the Schedule 13G, Wellington Management Group LLP has shared voting power with respect to 2,905,138 of these shares, and shared dispositive power with respect to 3,256,069 of these shares. The Schedule 13G reports that Wellington Management Group LLP, is a parent holding company of certain holding companies and the Wellington Investment Advisors, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP, which is owned by Wellington Management Group LLP.
(13)    Based on the Schedule 13GA filed with the SEC on February 8, 2021. According to the Schedule 13GA, The Vanguard Group has shared power to vote with respect to 70,342 of these shares, sole dispositive power with respect to 2,879,968 of these shares and shared dispositive power with respect to 95,075 shares.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based solely upon a review of Forms 3, 4, and 5 and any amendment thereto filed electronically with the Securities and Exchange Commission, or written representations that no Form 5s were required, the Company believes that, during the fiscal year ended December 31, 2020, all of the Company’s directors, officers and more than ten-percent beneficial owners filed all such reports on a timely basis, except that Mr. Goldberg filed a late Form 4 on March 3, 2021, to report one gift transaction that should have been reported in a prior fiscal year.

PROPOSAL 1:
ELECTION OF DIRECTOR NOMINEES
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
PROPOSAL 1: THE ELECTION OF DIRECTOR NOMINEES
KEITH G. MYERS, RONALD T. NIXON AND W. EARL REED, III
AS CLASS I DIRECTORS
The term of the Class I directors expires at the 2021 Annual Meeting. The Nominating and Corporate Governance Committee conducted an evaluation of each Class I director nominee to evaluate their performance prior to recommending to our Board of Directors their nomination for an additional term as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, which consists entirely of independent directors, we nominate Mr. Keith G. Myers, Mr. Ronald T. Nixon and Mr. W. Earl Reed, III for election as Class I directors to serve until the Annual Meeting of Stockholders to be held in 2024, and until their successors have been elected and qualified. For additional information about each of the Class I director nominees, see the section titled “Information about Director Nominees, Continuing Directors, and Management.” Each nominee for election at the 2021 Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. We do not know of any reason why any nominee would be unable or, if elected, will decline to serve as a director. If any nominee becomes unable or unwilling to serve, we may either reduce the number of directors to be elected or select a substitute nominee. For additional information on the voting requirements, see the section titled “Questions and Answers about the Proxy Materials, Annual Meeting, and Voting.”

EXECUTIVE OFFICER COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of our Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in our Proxy Statement for the 2021 Annual Meeting of Stockholders.
Submitted by the Compensation Committee of the Board of Directors.
Monica F. Azare—Chair
Jonathan Goldberg
Clifford Holtz
W.J. "Billy" Tauzin

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we provide an overview and analysis of our executive compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that the Compensation Committee considered in making those decisions. Immediately following this section, you will find a series of tables containing specific information about the compensation earned or paid in 2020 to the following individuals, whom we refer to, collectively, as our named executive officers for 2020:
•    Keith G. Myers, our Chief Executive Officer;
•    Joshua L. Proffitt, our President;
•    Dale G. Mackel, our Executive Vice President, Chief Financial Officer and Treasurer, who joined the company effective November 2, 2020;
•    Bruce Greenstein, our Executive Vice President, Chief Strategy and Innovation Officer; and
•Nicholas Gachassin, III, our Executive Vice President, and Chief General Counsel.
Executive Summary
We provide post-acute health care services to patients through our home health agencies, hospice agencies, home and community-based agencies, facility-based (primarily long-term acute hospitals), and healthcare innovations services ("HCI"). As of December 31, 2020, we operated 827 locations in 35 states within the continental United States and the District of Columbia. The majority of our consolidated net service revenue comes from Medicare, and our objective is to become the leading provider of in-home healthcare services in the United States, while also providing a complementary suite of other post-acute healthcare service offerings through our facility-based and HCI segments. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
The compensation program for our named executive officers is structured to support the achievement of our business objectives, and by design, overall executive compensation will rise or fall in tandem with our performance. We believe that each executive officer has the potential to affect both the short-term and long-term profitability of the company. Therefore, we place considerable importance on creating and implementing our executive compensation program to properly compensate and incentivize our named executive officers. Our executive compensation program emphasizes the creation of stockholder value by focusing on our overall performance and recognizing and rewarding each executive officer’s contributions to our success. Highlights of our program include:
•    High percentage of executive compensation is at-risk or performance-based. At least half or more of the total direct compensation earned by each named executive officer in 2020 (base salary, annual cash incentive award, and time-vesting restricted stock award) was at-risk or performance-based, meaning that it must have been earned on the basis of corporate and individual performance goals (in the case of annual incentive awards) or its future value was contingent upon the future performance of our common stock (in the case of restricted stock). For Mr. Myers, our Chief Executive Officer, approximately 70% of his 2020 total direct compensation was at-risk or performance-based.
•2020 long-term equity incentive awards are based on successful achievement of key performance metrics. The grants of long-term equity incentives to the named executive officers in 2020 were based on the company meeting or exceeding performance expectations relating to key financial and qualitative performance metrics in 2019, including earnings per share and return on equity.

•Compensation clawback policy. We have adopted a compensation clawback policy that allows us to recoup certain compensation paid to our executive officers in the event of a restatement of our financial results.
•Stock ownership guidelines. We have adopted stock ownership guidelines and retention requirements for our executive officers and directors.
•Anti-hedging and anti-pledging policies. Our Insider Trading Policy prohibits hedging and pledging transactions by our executive officers and directors.
•Double-trigger change in control provisions. Following a change in control, each named executive officer would only be entitled to severance benefits and accelerated vesting of equity awards if the executive officer experiences an involuntary termination of employment.
•    No excise tax gross-ups. We do not provide excise tax gross-ups in change of control arrangements.
Our Compensation Philosophy
Our compensation philosophy is to integrate our compensation program with corporate performance by linking a portion of executive officer compensation to the achievement of financial goals that are critical to the success of the company. Our objective is to have a compensation program that will allow us to attract, motivate, and retain qualified executives, reward entrepreneurial thinking, and align the interests of our named executive officers with the interests of our stockholders. In order to further this objective, our compensation program is structured to incorporate certain key principles, which are reflected in various elements of our compensation program, as summarized below:

Compensation Principle	Element of Compensation Program that Reflects Principle
• Our executives should be provided with total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.
• Based on review of peer group market data, our executive compensation program is competitive relative to our peer group, with opportunities for our executives to earn compensation that is at or above median levels based on meeting or exceeding key company and individual performance measures.

• A significant portion of executive compensation should be linked to the company’s achievement of performance goals and increased stock value in a way that proportionally
rewards higher performance levels.
• Annual bonus awards and long-term equity awards are earned based on company performance, and the value of restricted stock awards is based on our stock value.
• Each of our executive’s interests should be closely aligned with those of our stockholders by making stock-based incentives a core element of our compensation program.	• We grant annual equity awards to our executives in the form of restricted stock based on company and individual executive performance.

How We Determine and Assess Executive Compensation
We believe that the total compensation package available to our executives is fair and competitive, provides enhanced levels of financial reward based on higher levels of performance, and is designed to recognize and reward both short- and long-term performance. As described below, the Compensation Committee determines appropriate elements and levels of compensation for our named executive officers based upon input from our Chief Executive Officer regarding each executive officer other than himself, market data provided by its compensation consultant, analysis of market data and trends, and an analysis of internal pay equity.
Role of Independent Compensation Consultants
To assist in evaluating our compensation practices, the Compensation Committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations regarding executive compensation practices that are consistent with our business goals and pay philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. The Compensation Committee has retained PM&P as its the executive compensation consultant since 2010. For their analysis conducted in late 2019, which was used in connection with the executive compensation decisions for 2020, the Compensation Committee instructed PM&P to (i) review the total compensation package (base salary, annual cash incentives, and long-term equity incentives) we pay to our named executive officers, (ii) assess the competitiveness and reasonableness of our compensation program as compared to a peer group of companies within the health care industry with similar revenue levels and market capitalization, and (iii) provide conclusions and recommendations for the current and future total compensation packages for our named executive officers. When establishing compensation levels for our executive officers for 2020, we referred to the results of this study, met with representatives from PM&P, and also internally reviewed current industry and market practices within our peer group. The Compensation Committee has assessed the independence of PM&P and concluded that PM&P’s work did not raise any conflicts of interest. PM&P has no other relationship with our company.

Market Data and Peer Group
The Compensation Committee reviews and analyzes market data to ensure that our executive officer compensation is competitive with the marketplace. We consider the compensation levels, programs, and practices of other companies within our industry and of comparable size in terms of revenue and market capitalization to assist us in setting executive compensation so that it is market competitive. In reviewing compensation levels for 2020, we used the following peer group: Amedisys, Inc.; AMN Healthcare Services, Inc.; Brookdale Senior Living, Inc.; Chemed Corporation; Encompass Health Corporation; LifePoint Health, Inc.; MEDNAX, Inc.; The Ensign Group, Inc.; Quorum Health Corporation; RadNet, Inc.; Acadia Healthcare Company, Inc.; Select Medical Holdings Corporation; Surgery Partners, Inc.; The Providence Service Corporation; Option Care Health; Premier, Inc. and Civitas Solutions, Inc.
For 2020, we adjusted the compensation levels of our named executive officers after comparing them to the above peer group, see the 2020 Summary Compensation Table in the section titles "Executive Compensation Tables." As our strategy changes and we leverage our capabilities into other markets, we intend to review the peer group to assure that we have the appropriate marketplace focus. The Compensation Committee used the reported market data, along with the PM&P report, to understand competitive compensation, industry trends and best practices regarding executive compensation.
Role of Chief Executive Officer in Executive Compensation Decisions
Our Chief Executive Officer recommends to the Compensation Committee base salary, target bonus levels, and long-term incentive awards for our executive officers, excluding himself. Our Chief Executive Officer bases these recommendations on data and analysis regarding our peer group, information provided by our compensation consultant, and qualitative judgments regarding individual performance. Our Chief Executive Officer is not present when the Compensation Committee discusses or determines any aspect of his compensation.
Consideration of Say-on-Pay Vote Results
At our 2011 Annual Meeting, we held our first non-binding stockholder advisory vote on executive compensation (“say-on-pay”). Our stockholders have consistently and overwhelmingly approved our executive compensation program, with greater than 95% of voting stockholders casting their vote in favor of the say-on-pay resolution in each of the annual say-on-pay votes held, including last year. Because most of the significant 2020 compensation decisions had already been made at the time of the 2020 say-on-pay vote at our 2020 Annual Meeting of Stockholders, the Compensation Committee primarily considered the results of the 2020 say-on-pay vote along with other factors when making executive compensation decisions for 2021. In making executive compensation decisions for 2020 and 2021, the Compensation Committee’s main considerations included our stockholders’ continuous, strong support for our executive compensation program, and the Compensation Committee’s satisfaction with the 2019 and 2020 pay structure, as well as compensation research report prepared for the company by PM&P in 2019 and other publicly available information.
Elements of Our Compensation Program
Our executive compensation program consists of the following three primary components: base salary, annual cash incentive awards and long-term equity incentive awards in the form of restricted stock grants. We consider a combination of objective and subjective factors in determining the appropriate aggregate compensation for our named executive officers. Objective factors include compensation paid by companies in our peer group to officers in similar positions, and factors relating to the performance of the company, including net income, earnings per share, return on equity, quality of patient care measures and Star Ratings, and organic and acquisitive growth. Subjective factors relate to the performance of the individual executive officer, and include the following:
•    the executive officer’s responsibilities;
•    the scope of the position;
•    experience and length of service with the company;

•    individual efforts and performance within the company, the industry and the community;
•    team building skills consistent with the company’s best interests; and
•    observance of our ethics and compliance program.
While these subjective factors are integrated with the objective factors mentioned above, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.
In addition, we provide certain other benefits, such as limited perquisites, retirement benefits, which are available to all eligible employees, and severance benefits. The percentage mix of total compensation for 2020 for each named executive officer (as reported in the “2020 Summary Compensation Table” in the section “Executive Compensation Tables” below) is as follows:

		FIXED	AT RISK/PERFORMANCE BASED
Name	2020 Total Compensation (as Reported in the Summary Compensation Table)	% Attributable to Salary and All Other Compensation	% Attributable to Annual Cash Incentive Award	% Attributable to Restricted Stock Grants
Keith G. Myers	$3,336,000	30%	—%	70%
Joshua L. Proffitt	2,480,243	28	—	72
Dale G. Mackel	394,698	28	8	64
Bruce Greenstein	1,690,477	31	13	56
Nicholas Gachassin, III	879,522	45	14	41
Base Salary
We provide base salaries to our named executive officers as compensation for day-to-day responsibilities and sustained performance. Base salary provides our named executive officers with an element of compensation that is not “at-risk.”
Mr. Myers conducts an annual merit review of each of our named executive officers, and based on this review, recommends base salaries to the Compensation Committee with respect to each named executive officer other than himself. The Compensation Committee determines the appropriate base salary for Mr. Myers after an annual performance review based on the same factors used to evaluate the other named executive officers.
Entering into 2020, based on the subjective assessment discussed above and a review of the market data, the Compensation Committee adjusted the base salaries of each named executive officer (other than Mr. Mackel, whose base salary was set at $500,000 when he joined the company on November 2, 2020). Based on the results of our review of peer group market data, entering into 2020, Messrs. Myers', Proffitt's, Greenstein's and Gachassin's base salary for 2020 was increased by 11%, 11%, 5%, and 4%, respectively.
Annual Cash Incentive Awards
The Compensation Committee believes that a significant portion of the total cash compensation for named executive officers should be based on our achievement of specific performance criteria, and that a significant part of the cash compensation package should be “at-risk.” The Compensation Committee established short-term incentive ("STI") target amounts for Messrs. Myers, Proffitt, Mackel, Greenstein, and Gachassin at 100%, 100%, 75%, 78%, and 60%, respectively, of their base salaries. The Compensation Committee approved a cash incentive bonus program for 2020 under which Messrs. Myers, Proffitt, Mackel, Greenstein, and Gachassin had the opportunity to earn a cash incentive bonus (the "EPS Target Bonus") based on our level of achievement in 2020 of annual earnings per share target goals in accordance with the calculations set forth in the STI plan approved by the Compensation Committee (the "Annual EPS Goals for 2020"), as follows:

Annual EPS Goals for 2020	Amount of STI Earned
$4.60	50% of STI Target
$4.65	80% of STI Target
$4.70	100% of STI Target
$4.75	100% of STI Target, plus 10% of base salary
$4.80	100% of STI Target, plus 20% of base salary
While the company’s adjusted 2020 earnings per share (as announced in the company’s 2020 year-end earnings release) would have resulted in above-target payouts under the EPS Target Bonus, when calculated in accordance with the STI plan approved by the Compensation Committee, the named executive officers accepted 50% of their STI, with the exception of Messrs. Myers and Proffitt. Mr. Mackel received an STI award equal to $31,250 following his employment with the company beginning in November 2020. At

Messrs. Myers' and Proffitt's discretion in relation to their response of the COVID-19 pandemic, both forfeited their STI awards for 2020.

Long-Term Equity Incentive Awards
The purpose of long-term equity incentives is to align our named executive officers’ performance incentives more closely with the interests of our stockholders. Since our initial public offering in 2005, we have provided annual long-term equity incentive awards to our named executive officers in the form of restricted stock awards. We believe that these restricted stock awards have been and remain an excellent vehicle for providing financial incentives for management because they align the executives’ interests with those of our stockholders and provide strong incentive for the creation of stockholder value. Time-vesting restricted stock also provides a strong retention component to our compensation program.
For the 2020 grants, the Committee established target award opportunities under the long-term incentive plan ("LTIP") expressed as a percentage of base salary that are driven by the individual's role/level within the company. The actual grant value is based on the achievement of the certain company financial and quality goals as determined by the Compensation Committee. For the 2020 grants, the committee considered the following 2019 performance measures:
•Earnings Per Share;
•Return on Equity; and
•Quality Outcomes.
The Committee determined that performance exceeded expectations and awarded the named executives their target value of shares.
The grant values are ultimately at the Committee's discretion. The Committee may increase or decrease the award to reflect what the Committee determines to be an appropriate result. The Committee primarily considers company performance versus budget. In addition, the Committee considers individual performance, performance versus peers and external economic factors including governmental reimbursements.
During 2020, Messrs. Myers, Proffitt, Greenstein and Gachassin received restricted stock awards with target grant date values equal to 259%, 295%, 181%, and 93%, respectively, of their 2019 base salaries. The Committee considered company and individual performance and determined that the target grant values were appropriate. In connection with the commencement of his employment and entering into an employment agreement with the company, Mr. Mackel received a restricted stock award with a target grant date value equal to approximately 50% of his 2020 base salary.
Timing of Equity Grants
Equity awards are made by the Compensation Committee only on dates the Committee meets. Equity awards for 2020 were approved at a regularly scheduled meeting of our Compensation Committee after review and consideration of the company’s performance during the prior fiscal year. We do not have any program, practice, or policy of timing equity awards in connection with the release of material non-public information. The Compensation Committee may make an award with an effective date in the future contingent on commencement of employment, execution of a new employment agreement, or some other subsequent event.
Limited Executive Perquisites and No Retirement Benefits
Retirement benefits fulfill an important role within our overall executive compensation objective by providing a financial security component which promotes retention. However, our executives do not receive any retirement benefits that are not generally available to our other full-time employees. We maintain a 401(k) plan, a tax-qualified defined contribution retirement plan in which our named executive officers are eligible to participate and we provide a discretionary match of up to 2% of employee eligible compensation. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans.
Severance and Change in Control Arrangements
We maintain employment agreements with each of our named executive officers that provide, among other things, that the executive will be entitled to receive certain severance benefits in the event of a termination of employment, and the executive will be entitled to increased benefits in the event that a termination of employment follows a change in control of the company. We believe these employment agreements are an important element of our named executive officers’ overall compensation package because they serve to ensure the continued focus and dedication of our named executive officers notwithstanding any personal concerns they may have regarding their own continued employment, either prior to or following a change in control. The increased benefits that are payable in the event of a termination following a change in control are designed to attract and retain qualified executives who might not otherwise join or remain with the company without financial protection in the event that they are forced out of the company following a change in control. These provisions are also intended to provide for continuity of management in the event of a change in control of the company. We believe that our severance and change in control arrangements are comparable to those provided by the companies in our peer group and competitive within our industry.
None of our named executive officers are entitled to a tax gross-up in connection with a change of control payment.
Compensation Clawback Policy
The Board of Directors has adopted an executive compensation recovery, or "clawback" policy that applies to all executive officers in the event the company is required to restate its financial statements. The Compensation Committee will seek recovery of any performance-based incentive payments or grants granted to executive officers during the three years preceding such restatement where (1) the payment or award grant was calculated based on achievement of the misstated financial results; (2) the Board of Directors determines the executive engaged in intentional misconduct that materially contributed to the need for the restatement; and (3) a lower payment or award grant would have been made to the executive based upon the restated financial results, unless the Committee determines that recovery of the excess compensation would be unreasonable or contrary to the interests of the company.
Executive Stock Ownership and Retention Guidelines
The Board of Directors has adopted stock ownership guidelines pursuant to which the following executives are expected to own shares of company stock equal in value to a multiple of the executive officer's base salary, as follows:

Chief Executive Officer	5x annual base salary
President	3x annual base salary
Chief Financial Officer	2x annual base salary
Until an above-described executive has satisfied the stock ownership guidelines, he is required to retain 75% of the after-tax shares received upon the exercise or vesting of equity incentive awards. Furthermore, any sales of company stock by an above-described executive will be permitted only to the extent that the executive will continue to meet the guidelines immediately following such sale.
Tax and Accounting Considerations
The accounting and tax treatment of compensation generally has not been a material factor in determining the amounts of compensation for our named executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the named executive officers.

EXECUTIVE COMPENSATION TABLES
The tables below summarize the total compensation paid to or earned by, as applicable, our named executive officers during 2020. See the section titled “Compensation Discussion and Analysis” above for a more detailed discussion of our executive compensation program.

2020 Summary Compensation Table
The following table sets forth the cash and other compensation paid to or earned by, as applicable, our named executive officers for their services in all capacities during 2020, 2019, and 2018:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Keith G. Myers	2020	996,000	—	2,334,461	—	5,539	3,336,000
Chief Executive Officer	2019	900,000	—	3,754,543	—	5,481	4,660,024
	2018	750,000	—	3,738,705	—	3,909	4,492,614

Joshua L. Proffitt	2020	663,000	—	1,767,243	—	50,000	2,480,243
President	2019	600,000	175,000	2,633,267	—	1,308	3,409,575
	2018	500,000	250,000	1,909,487	600,011	5,500	3,264,998

Dale G. Mackel	2020	83,333	—	250,115	31,250	30,000	394,698
Executive Vice President, Chief Financial Officer and Treasurer

Bruce Greenstein	2020	540,750	—	934,027	210,000	5,700	1,690,477
Executive Vice President, Chief Strategy and Innovation Officer	2019	515,000	—	500,095	—	5,600	1,020,695
	2018	250,000	400,000	626,952	255,000	3,846	1,535,798

Nicholas Gachassin, III	2020	400,000	—	359,522	120,000	—	879,522
Executive Vice President, Chief General Counsel	2019	385,000	150,000	327,172	—	—	862,172

(1)The amounts reported in this column reflect the annual base salary earned by each of our named executive officers.
(2)The amounts reported in this column for 2020 reflect discretionary bonuses paid to the named executive officer.
(3)The amounts reported in this column reflect the grant date fair value of the restricted stock awards, as determined pursuant to Accounting Standards Codification 718, and are based on the closing sales price per share of our common stock on the date of grant. See the "2020 Grants of Plan-Based Awards" table for additional information for awards granted in 2020.
(4)The amounts reported in this column reflect the annual cash incentive awards earned by each of our named executive officers based on company and individual performance. For more information regarding our annual cash incentive program, see the discussion in the section titled "Compensation Discussion and Analysis."
(5)The amounts reported in this column for 2020 for each named executive officer reflect our 2% matching contribution under the 401(k) plan and payments pursuant to employment agreements.

CEO PAY RATIO
SEC regulations require that we provide a comparison of the annual total compensation of Keith G. Myers, our Chief Executive Officer in 2020, to the annual total compensation of our median employee. For purposes of providing the comparison in accordance with SEC regulations, we identified a “median employee” and compared Mr. Myers’ annual total compensation to that of the median employee. For 2020, our last completed fiscal year:

    • Mr. Myers’ annual total compensation was $3,336,000
    • Our median employee’s annual total compensation was $37,393.
    • The ratio of Mr. Myers’ annual total compensation to our median employee’s annual total compensation was 89:1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the "Total" column in the 2020 Summary Compensation Table. We believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the applicable SEC regulations.

Because other companies may use different methodologies to identify their median employees, the pay ratio set forth above may not be comparable to the pay ratios used by other companies.

Methodology
Date used to determine employee population - For purposes of identifying the median employee, we selected December 31, 2020 to be the date of which we should determine our employee population.
Composition of employee population - The analysis consisted of 26,777 employees.
Pay data used - To identify the median employee, we derived compensation information from our payroll records for fiscal 2020. We annualized compensation for full-time employees hired during 2020.

2020 Grants of Plan-Based Awards
The following table sets forth the individual grants of plan-based awards made to each of our named executive officers during 2020:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Keith G. Myers
EPS Target Bonus		498,000	996,000	1,195,200
Stretch Target Bonus			99,600
Restricted Stock	3/1/2020				19,220	2,334,461
Joshua L. Proffitt
EPS Target Bonus		331,500	663,000	795,600
Stretch Target Bonus			66,300
Restricted Stock	3/1/2020				14,550	1,767,243
Dale G. Mackel
EPS Target Bonus		31,250	62,500	79,167
Stretch Target Bonus			6,250
Restricted Stock	3/1/2020				—	—
Bruce Greenstein
EPS Target Bonus		210,000	420,000	528,200
Stretch Target Bonus			42,000
Restricted Stock	3/1/2020				7,690	934,027
Nicholas Gachassin, III
EPS Target Bonus		120,000	240,000	320,000
Stretch Target Bonus			24,000
Restricted Stock	3/1/2020				2,960	359,522

(1)    Amounts reflect threshold, target and maximum payout levels for the EPS Target Bonus and target payout level for the Stretch Target Bonus (assuming each of the five performance goals are met) for 2019 performance under our annual cash incentive program. The actual amount earned by each named executive officer for 2020 is reported under the "Non-Equity Incentive Plan Compensation" column in the "2020 Summary Compensation Table". For more information regarding our annual cash incentive program, see the discussion in the section titled “Compensation Discussion and Analysis.”
(2)    Amounts reflect awards of time-vesting restricted stock granted under our long-term incentive plans. The restricted stock awards vest in five equal annual installments beginning on the first anniversary of the date of grant. Mr. Mackel did not receive a restricted stock award on March 1, 2020 as his employment agreement began with the company on November 2, 2020,
(3)    Amounts reflect the grant date fair value of the restricted stock awards, determined pursuant to the Accounting Standards Codification 718, based on the closing sales price per share of our common stock on the grant date.

Outstanding Equity Awards at December 31, 2020
The following table provides information concerning stock awards that are outstanding as of December 31, 2020 for each of our named executive officers. Our named executive officers do not hold any stock option awards.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Keith G. Myers	109,826	23,428,082
Joshua L. Proffitt	62,751	13,386,043
Dale G. Mackel	1,155	246,385
Bruce Greenstein	15,528	3,312,433
Nicholas Gachassin, III	5,748	1,226,163

(1) The restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant provided that the executive is then still employed by the company, or earlier upon the occurrence of the executive’s death, disability or retirement, or termination by the company without cause or resignation for good reason within two years following a change of control of the company. The restricted stock will vest as follows:

Name	Shares of Restricted Stock	Vesting Schedule
Mr. Myers	9,896	100% on March 1, 2021
	16,530	50% on March 1, 2021 and on the next anniversary thereof
	36,732	33% on March 1, 2021 and on each of the two subsequent anniversaries thereof
	27,448	25% on March 1, 2021 and on each of the three subsequent anniversaries thereof
	19,220	20% on March 1, 2021 and on each of the four subsequent anniversaries thereof
Mr. Proffitt	2,686	100% on March 1, 2021
	4,000	100% on August 1, 2021
	5,166	50% on March 1, 2021 and on the next anniversary thereof
	10,440	33% on March 1, 2021 and on each of the two subsequent anniversaries thereof
	6,825	33% on May 1, 2021 and on each of the two subsequent anniversaries thereof
	8,220	25% on May 1, 2021 and on each of the three subsequent anniversaries thereof
	10,864	25% on October 1, 2021 and on each of the three subsequent anniversaries thereof
	14,550	20% on March 1, 2021 and on each of the four subsequent anniversaries thereof
Mr. Mackel	1,155	20% on November 1, 2021 and on each of the four subsequent anniversaries thereof
Mr. Greenstein	4,182	33% on August 1, 2021 and on each of the two subsequent anniversaries thereof
	3,656	25% on March 1, 2021 and on each of the three subsequent anniversaries thereof
	7,690	20% on March 1, 2021 and on each of the four subsequent anniversaries thereof
Mr. Gachassin	2,788	25% on January 1, 2020 and on each of the three subsequent anniversaries thereof
	2,960	20% on March 1, 2021 and on each of the four subsequent anniversaries thereof

(2) Reflects the value as calculated using the closing market price of our common stock as of December 31, 2020, which was $213.32.
2020 Stock Vested
The following table provides information concerning stock awards that vested in 2020 for each of our named executive officers. Our named executive officers do not hold any stock option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keith G. Myers	47,852	5,812,104
Joshua L. Proffitt	24,483	3,595,734
Dale G. Mackel	—	—
Bruce Greenstein	2,308	382,998
Nicholas Gachassin, III	697	96,019

(1) The value realized is based on the closing market price of our common stock on the applicable date of vesting of the restricted stock awards, or if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements
We have employment agreements with each of our continuing named executive officers, (collectively, the “Employment Agreements”), with effective dates as detailed in the table below:

Name	Effective Date of Current Employment Agreement	Expiration Date of Current Employment Agreement
Keith G. Myers	April 1, 2017	March 31, 2022
Joshua L. Proffitt	October 7, 2019	September 30, 2022
Dale G. Mackel	November 2, 2020	October 31, 2023
Bruce Greenstein	June 25, 2018	June 25, 2021
Nicholas Gachassin, III	January 2, 2020	January 2, 2023
Each of the Employment Agreements will automatically renew for additional one-year periods unless either party gives notice to the other of its intent not to renew the agreement. The Employment Agreements provide that each executive is entitled to a minimum annual base salary (subject to annual review and increases for merit performance) and is entitled to participate in all incentive, savings, retirement, and welfare benefit plans generally made available to our senior executive officers. Each of these executives will have an opportunity to earn an annual cash bonus based upon achievement of performance goals to be established by the Compensation Committee. In addition, each of the executives is entitled to fringe benefits generally made available to our senior executive officers, and will be eligible for equity grants under our long-term incentive plans.
The Employment Agreements may be terminated by us at any time with or without “cause” (as defined therein), or by the executive with or without “good reason” (as defined therein). The Employment Agreements also terminate automatically upon the death or retirement of the executive and may be terminated by us if the executive becomes disabled. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

Termination for Cause; Resignation without Good Reason or due to Retirement
If an executive is terminated for cause, resigns without good reason (as such terms are defined in the agreements), or retires, the executive receives only the salary and vested benefits that have accrued through the date of termination or retirement. No other severance benefits are payable.
Termination Due to Disability or Death
If an executive is terminated due to disability or death, the executive (or his estate) receives salary and vested benefits accrued through the date of termination. The executive’s outstanding equity awards will vest and become immediately exercisable pursuant to the terms of our long-term incentive plans and applicable award agreements.
Termination without Cause or Disability; Resignation for Good Reason
Under the current terms of the Employment Agreements, if the executive is terminated without cause or disability, or resigns for good reason, then the executive will be entitled to accrued salary, vested benefits, and a pro-rata portion of the annual bonus earned through the date of termination, as well as the continuation of health and welfare benefits for the COBRA-eligible period. In addition, each of the named executive officers will be entitled to:
•    if the termination occurs prior to, or more than two years following, a change of control of the company: (A) a severance payment equal to the product of 1.5 times the sum of (1) the base salary in effect as of the date of termination, plus (2) the greater of the average of the annual bonuses earned for the two fiscal years in which annual bonuses were paid immediately preceding the termination, or the target bonus for the year in which the date of termination occurs; and (B) continued vesting of outstanding equity awards, assuming compliance with the restrictive covenants discussed below.
•    if the termination occurs within two years following a change of control of the company: (A) a severance payment equal to the product of 2.5 times the sum of (1) the base salary in effect as of the date of termination, plus (2) the greater of the average of the annual bonuses earned for the two fiscal years in which annual bonuses were paid immediately preceding the termination, or the target bonus for the year in which the date of termination occurs; and (B) the immediate and full vesting of all outstanding equity awards.
Restrictive Covenants
Each of the Employment Agreements contains confidentiality, non-compete, and non-solicitation covenants that apply during the executive’s employment with the company and for a two year period, after the executive’s termination of employment (or for a six month period if the executive’s termination occurs within two years after a change in control).
Summary of Termination Payments and Benefits
The following table summarizes the value of the termination payments and benefits that our continuing named executive officers would have received under their Employment Agreements if their employment was terminated on December 31, 2020 under each of the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Myers	Proffitt	Mackel	Greenstein	Gachassin
Reason for Termination:
By Company Without Cause; by Executive for Good Reason
Pro-rata Annual Bonus(1)	$—	$—	$31,250	$210,000	$120,000
Cash Severance(2)	3,200,400	1,989,000	171,875	1,441,500	960,000
Health and Welfare Continuation(3)	32,861	30,856	32,861	32,568	—
Total Estimated Value of Payments and Benefits	3,233,261	2,019,856	235,986	1,684,068	1,080,000
Termination Without Cause or by Executive for Good Reason Within 24 Months Following a Change of Control
Pro-rata Annual Bonus(1)	—	—	31,250	210,000	120,000
Cash Severance(2)	5,334,000	3,315,000	286,458	2,402,500	1,600,000
Health and Welfare Continuation(3)	32,861	30,856	32,861	32,568	—
Value of Accelerated Equity Awards(4)	23,428,082	13,386,043	246,385	3,312,433	1,226,163
Total Estimated Value of Payments and Benefits	28,794,943	16,731,899	596,954	5,957,501	2,946,163
Death or Disability
Value of Accelerated Equity Awards(4)	23,428,082	13,386,043	246,385	3,312,433	1,226,163
Total Estimated Value of Payments and Benefits	$23,428,082	$13,386,043	$246,385	$3,312,433	$1,226,163

(1)    Reflects a pro-rata payment of the executive’s annual bonus for 2020, based on the portion of the year elapsed prior to termination. As the table assumes that the executive was terminated on December 31, 2020, the amounts reflect full annual bonus earned for 2020, as reported in the "Non-Equity Incentive Plan Compensation" column of the 2020 Summary Compensation Table.
(2)    Reflects a severance payment equal to the product of 1.5 times, or 2.5 times in the event of a change in control, the sum of (a) the executive’s base salary in effect as of the date of termination and (b) the greater of the average of the annual bonuses earned by the executive for the two immediately preceding fiscal years, or the executive's target bonus for the year in which the date of termination occurs.
(3)    Reflects the cost of providing continued health and welfare benefits to the executive after the termination date of employment. The company will pay the excess of the COBRA cost of such coverage over the amount that the executive would have had to pay for such coverage if the executive had remained employed and paid the active employee rate. Our obligations to provide health and welfare benefits cease in the event the executive participates in another employer sponsored plan or when the COBRA benefit expires (18 months from qualifying event).
(4)    Represents the fair market value of shares of restricted stock that would immediately vest upon termination each based on closing market price of our common stock as of December 31, 2020, which was $213.32.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2, ADOPTION, ON AN
ADVISORY BASIS, OF A RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS.
Pursuant to Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC. This vote does not address any specific item of compensation but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed in the section titled “Executive Officer Compensation.” This disclosure includes the “Compensation Discussion and Analysis” and the “Executive Compensation Tables,” including the accompanying narrative disclosures. At last year’s Annual Meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our Proxy Statement for the 2020 Annual Meeting of Stockholders. Our stockholders approved the “say-on-pay” proposal by greater than 95% of the voting power of the outstanding shares of our common stock present, in person or by proxy, at the 2020 Annual Meeting and entitled to vote on the proposal. We are again asking our stockholders to vote on the following resolution:
RESOLVED, that the stockholders of LHC Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the company’s 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.
We understand that executive compensation is an important matter for our stockholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this Proxy Statement, including the “Compensation Discussion and Analysis” (including its executive summary), the “Executive Compensation Tables,” and the rest of the narrative disclosures regarding our executive compensation program in the section titled “Executive Officer Compensation”.
While this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, our Board of Directors and the Compensation Committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. Following the recommendation of our stockholders at our 2017 Annual Meeting, we have held an advisory “say-on-pay” vote at each subsequent Annual Meeting. The next required advisory vote of our stockholders regarding the frequency of “say-on-pay” will occur at the 2023 Annual Meeting.
We invite stockholders who wish to communicate with our Board of Directors on executive compensation or any other matters to contact us as provided in the section titled “The Board of Directors and Corporate Governance-Stockholder Communications with the Board of Directors.”
For additional information on the voting requirements, see the section titled “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.
The independent accounting firm of KPMG LLP (“KPMG”) has served as our independent registered public accounting firm since August 20, 2008. Our Audit Committee has selected KPMG to conduct the annual audit of our financial statements for the fiscal year ending December 31, 2021. KPMG has no financial interest, direct or indirect, in the company and does not have any connection with the company except in its professional capacity as an independent auditor.
The ratification by the stockholders of the selection of KPMG as our independent registered public accounting firm is not required by law or by our bylaws. Our Board of Directors, consistent with the practice of many publicly held companies, is nevertheless submitting ratification of its selection of KPMG to its stockholders for approval. If our stockholders do not ratify the selection of KPMG at the annual meeting, the Audit Committee may reconsider its selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Even if the selection of KPMG is ratified, the Audit Committee, in its sole discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the company and our stockholders.
Representatives of KPMG will be present at the 2021 Annual Meeting of Stockholders and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.
For additional information on the voting requirements, see the section titled “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Principal Accounting Fees and Services
The following table shows the fees related to the audit and other services provided by KPMG for the fiscal years ended December 31, 2020 and 2019:

Fee Category	2020	2019
Audit Fees (1)	$2,147,800	$2,366,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	1,780
Total	$2,147,800	$2,367,780
(1)Audit Fees includes the aggregate fees billed for professional services rendered for the audit of our annual financial statements for 2020 and 2019 and internal control over financial reporting, review of our Form 10-Qs for the same periods, quarterly reviews, and review of other SEC filings.
(2) Audit-Related Fees includes fees for professional services rendered for assistance with review of financial statements not included in (1) above.
(3)Tax Fees includes fees for professional services rendered for tax compliance, tax advice, and tax planning.
(4)All Other Fees includes the Accounting Research Online tool used by the company during 2019.
Audit Committee Pre-Approval Policy
Our Audit Committee approves all fees to be paid for audit and audit-related services and all other fees of our independent auditor prior to engagement for those services.
The Audit Committee is responsible for the appointment, compensation, and oversight of the work performed by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit and audit-related services and permitted non-audit services provided by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence.

The Audit Committee pre-approval policy sets forth specified audit, audit-related, tax, and other permissible non-audit services, if any, for which pre-approval is provided, without further approval by the Audit Committee, up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels or any services not specifically identified in the policy must be specifically pre-approved by the Audit Committee. Our independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members pursuant to a resolution adopted by the unanimous approval of the Audit Committee, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

The Audit Committee pre-approved all services provided by KPMG in 2019 and 2020. The Audit Committee has pre-approved all services anticipated to be provided by KPMG during 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the company’s financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the company’s audited financial statements for the fiscal year ended December 31, 2020, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements. In consultation with management, the Audit Committee also considered the company’s financial reporting processes and reviewed and assessed the adequacy of internal controls over financial reporting.
The Audit Committee discussed with KPMG LLP (“KPMG”), the company’s independent registered public accounting firm, the overall scope and plans for the audit of the company's financial statements. The Audit Committee has met with KPMG, with and without management present, to discuss the results of its observations of the company’s internal controls and the overall quality of the company’s financial reporting.
The Audit Committee reviewed with KPMG, who are responsible for expressing an opinion whether the financial statements are presented fairly in all material respects in accordance with U.S. generally accepted accounting principles, their judgments as to the acceptability and quality of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, in accordance with the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission. The Audit Committee also reviewed and discussed with management and KPMG management’s report and KPMG’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed those disclosures with KPMG. In addition, the Audit Committee discussed with KPMG their independence from management and the company. The Audit Committee also considered whether KPMG’s provision of services during 2020 that were unrelated to their audit of the company’s financial statements and to their reviews of the company’s interim financial statements during 2020 is compatible with maintaining KPMG’s independence.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and KPMG. Based on the foregoing reviews and discussions with management and with KPMG, and the receipt of an unqualified opinion from KPMG dated February 26, 2021 regarding the company’s audited financial statements for the fiscal year ended December 31, 2020, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors.
Brent Turner—Chair
Teri G. Fontenot
Clifford Holtz
W. Earl Reed, III

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under equity compensation plans as of December 31, 2020.

	(a)	(b)	(c)(1)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Rights	Number of Shares Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Equity compensation plans approved by stockholders:	—	$—	1,991,335
Equity compensation plans not approved by stockholders:	—	—	—
Total	—	$—	1,991,335
(1)    Includes 1,873,199 shares remaining available for issuance under the LHC Group, Inc. 2018 Long-Term Incentive Plan (all of which are available for issuance pursuant to grants of full-value stock awards) and 118,136 shares remaining available for issuance under the Amended and Restated LHC Group, Inc.'s 2006 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Company Policy and Certain Relationships
We believe that business decisions and actions taken by our officers, directors, and employees should be based on the best interests of the company, and must not be motivated by personal considerations or relationships. We attempt to analyze any transactions in which the company participates and in which a related person (as defined below) may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.
As a result, our Board of Directors has adopted a policy for reviewing and approving transactions between the company and related persons, including directors, nominees, executive officers, and any person known to be the beneficial owner of more than 5% of the company’s voting securities or any immediate family member of an executive officer, director, nominee, or greater than 5% beneficial holder. The policy also covers any firm, corporation, or other entity which is owned or controlled by any such person, or in which such person has a substantial ownership interest. Prior to entering into a transaction with a related person, notice must be given to our legal counsel containing (i) the related person’s relationship to the company and interest in the transaction, (ii) the material facts of the transaction, (iii) the benefits to the company of the transaction, (iv) the availability of any other sources of comparable products or services, and (v) an assessment of whether the transaction is on terms comparable to those available to an unrelated third party. If our legal counsel determines that it is a related party transaction, the proposed transaction is submitted to the Audit Committee for its approval. The policy also provides for the annual review by the Audit Committee of ongoing related person transactions.
During 2020, the company continued to engage Gachassin Law Firm for certain legal transactions, of which Mr. Gachassin continues to serve as the managing partner. The company paid $165,455 for services provided by Gachassin Law Firm during the fiscal year 2020.
The company employs Zachary J. Indest, son of John L. Indest, a member of our Board of Directors. Zachary Indest serves as the company's Vice President of Clinical Services, and for 2020 was paid an annual salary of $198,113, a cash bonus of $22,411, and was granted 355 shares of time-vesting restricted stock of the company.
The company employs Brach J. Myers, son of Keith G. Myers, our Chief Executive Officer. Brach Myers serves as the company's Senior Vice President Strategic Partnerships and Growth Initiatives, and for 2020 was paid an annual salary of $266,430, cash bonus of $44,010, and was granted 660 shares of time-vesting restricted stock of the company.

GENERAL INFORMATION
Delivery of Proxy Materials, Annual Reports and Notices of Internet Availability of Proxy Materials
The delivery rules regarding proxy materials may be satisfied by delivering a single copy of proxy materials to an address shared by two or more stockholders. This method of delivery is referred to as “householding.” Currently, we are not householding for registered stockholders, but brokers, dealers, banks, or other entities that hold common stock in street name for beneficial owners of common stock and that distribute proxy materials they receive to beneficial owners may be householding. Such brokers, dealers, banks, or other entities may deliver only one set of proxy materials to certain multiple stockholders who share an address, unless the company or such other distributor has received contrary instructions from one or more of those stockholders. We undertake to deliver promptly upon request a separate copy of any of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders may notify us of their request(s) by calling (800) 489-1307 or by sending a written request addressed to our Corporate Secretary at LHC Group, Inc., 901 Hugh Wallis Road South, Lafayette, Louisiana 70508. Registered stockholders sharing an address can request delivery of a single copy of any of the proxy materials through these methods of notification. In addition, stockholders who hold shares of our common stock in street name who prefer to receive separate copies of the proxy materials, or who are receiving multiple copies of proxy materials and who prefer to receive a single copy, either now or in the future, should contact their broker, dealer, bank, or other record holder entity.
Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the company under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee of the Board of Directors” (to the fullest extent permitted by applicable laws and rules) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
2020 Annual Report
Upon the written request of any stockholder entitled to vote at the Annual Meeting, the company will furnish, without charge, a copy of the company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission. Requests should be directed to the company’s Corporate Secretary at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508 or by calling (800) 489-1307 or submitting an e-mail through our website at www.lhcgroup.com by clicking on “Contact Us”. A copy of the Annual Report for the fiscal year ended December 31, 2020, which includes the Form 10-K, is being made available concurrently with this Proxy Statement. The Annual Report and the Form 10-K are not incorporated into this Proxy Statement and are not considered proxy solicitation materials.
LHC GROUP, INC.

Keith G. Myers
Chief Executive Officer
April 27, 2021

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

LHC GROUP, INC.
The Board of Directors recommends a vote FOR all nominees on the following proposal:
1. To elect as directors the nominees listed below:

NOMINEES:
01) Keith G. Myers
02) Ronald T. Nixon
03) W. Earl Reed, III

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL NOMINEES EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Nominees Except” and write the number(s) of the nominee(s) on the line below.
 ______________________________________

The Board of Directors recommends a vote FOR the following proposal: 2. To adopt, on an advisory basis, a resolution approving the compensation of our named executive officers.	☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote FOR the following proposal:
3. The ratification of the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending
December 31, 2021.
☐ FOR ☐ AGAINST ☐ ABSTAIN

As part of our precautions regarding COVID-19, we are planning for the possibility that the 2021 Annual Meeting may be held by means of remote communication only (i.e., a virtual meeting). If we take this step and hold ony a virtual meeting, or if the time, date, or place of the Annual Meeting will be changing, we will announce the decision to do so in advance of the Annual Meeting, and details on how to participate will be available on our website at http://investor. lhcgroup.com.

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature (Please sign within box)	Date:	Signature (Joint Owner)	Date:

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LHC GROUP, INC.
This Proxy
is Solicited By the Board of Directors
for the 2020 Annual Meeting of Stockholders to be held on
June 10, 2021 at 10:00 a.m. (Central Time) at LHC Group Inc.’s Headquarters
located at 901 Hugh Wallis Road South
Lafayette, Louisiana 70508
The undersigned hereby appoints Keith G. Myers and Joshua L Proffitt, and each of them individually, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of LHC Group, Inc. which the undersigned is entitled to vote at the 2021 Annual Meeting of Stockholders and any adjournments or postponements thereof, as directed on the reverse side.
If no direction is made, the proxy, when properly executed, will be voted: (a) "FOR" the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.
Unless voting electronically or by phone, please mark, sign, date and return this proxy card promptly. To attend the 2021 Annual Meeting of Stockholders and vote in person, please see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting” in the accompanying Proxy Statement.

(Continued and to be signed on the reverse side.)

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